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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
ACTIVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3100 Ocean Park Boulevard
Santa Monica, California 90405

July [-], 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Activision, Inc. The meeting will be held on Thursday, September 18, 2003, beginning at 9:00 a.m., local time, at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212.

Information about the meeting and the matters on which the Stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid return envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, it is important that you complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                        Sincerely,

                        Robert A. Kotick
                         Chairman and Chief Executive Officer

                        Brian G. Kelly
                         Co-Chairman

                        Ronald Doornink
                         President, Activision, Inc. and
                        Chief Executive Officer,
                        Activision Publishing, Inc.

3100 Ocean Park Boulevard
Santa Monica, California 90405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 18, 2003

To the Stockholders of Activision, Inc:

The 2003 Annual Meeting of Stockholders of Activision, Inc. (the "Company") will be held at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, on Thursday, September 18, 2003, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect seven directors of the Company to hold office for one year terms and until their respective successors are duly elected and qualified.

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 125,000,000 to 225,000,000.

  3.
  To approve the adoption of the Company's 2003 Incentive Plan.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2004.

  5.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on July 28, 2003 as the record date for determining the Stockholders entitled to receive notice of, and to vote at, the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                        By Order of the Board of Directors

                        George L. Rose
                         Secretary

July [-], 2003
Santa Monica, California

3100 Ocean Park Boulevard
Santa Monica, California 90405

PROXY STATEMENT
for the Annual Meeting of Stockholders to be held on September 18, 2003

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of Activision, Inc., a Delaware corporation (the "Company"), of proxies from the holders (the "Stockholders") of the Company's issued and outstanding shares of common stock, $.000001 par value per share (the "common stock"), to be used at the Annual Meeting of Stockholders to be held on Thursday, September 18, 2003, at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, California 90212, at 9:00 a.m., local time, and at any adjournment or postponement of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy card are first being mailed to the Stockholders of the Company on or about July [-], 2003.

RECORD DATE AND QUORUM

Stockholders of record at the close of business on July 28, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On the record date there are expected to be approximately 88,000,000 shares of common stock of the Company outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the Annual Meeting. Shares of common stock were the only voting securities of the Company outstanding on the record date. A majority of the outstanding shares of common stock must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the Annual Meeting.

REQUIRED VOTES

In the election of directors (each a "Director", collectively the "Directors") (Proposal 1), Directors are elected by a plurality of the votes cast at the Annual Meeting. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the Meeting. Accordingly, shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of Directors. The affirmative vote of a majority of the outstanding shares of common stock of the Company is required for approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of authorized common stock (Proposal 2). Abstentions and broker non-votes will have the effect of a vote "AGAINST" Proposal 2. Approval of the Company's 2003 Incentive Plan (Proposal 3) and ratification of the selection of PricewaterhouseCoopers LLP (Proposal 4) require the affirmative vote of a majority of the votes cast at the Annual Meeting. A broker non-vote will have no effect upon the voting outcome of Proposals 3 and 4; however, an abstention will have the same effect as a vote "AGAINST" Proposals 3 and 4. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROXIES

Whether or not you are able to attend the Annual Meeting, you are urged to complete, sign and return your proxy card. The common stock represented by all properly executed proxy cards received by the Company prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting as directed in the signed proxy. If no directions are specified, such proxies shall be voted FOR all of the Proposals and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting. The Company does not know of any other business that may come before the Annual Meeting. Any Stockholder may revoke or change its proxy at any time before the proxy is voted at the Annual Meeting by (i) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to the Secretary of the Company at the Company's principal executive offices or (ii) voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials sent by the Company to Stockholders. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding the proxy materials to such beneficial owners. The Company has retained [                      ] to aid in the solicitation of proxies. [  ] will receive a fee of approximately $[           ] as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Company. In addition, proxies may be solicited by Directors, officers and regular employees of the Company, without additional compensation, personally or by telephone.

PROPOSAL 1

ELECTION OF DIRECTORS

Seven Directors are to be elected to serve until the Company's next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. In April 2003, the Board approved an increase in the number of Directors from six to seven, as permitted under the Company's Bylaws, and elected Ronald Doornink to serve as a Director. Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the seven nominees listed below, all of whom are currently members of the Board. Each nominee has consented to be named in this Proxy Statement and to serve as a Director if elected. However, if any nominee shall become unable to stand for election as a Director at the Annual Meeting, an event not now anticipated by the Board, the proxy will be voted for a substitute designated by the Board or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. All Directors serve for one year terms. There is no family relationship between any nominee and any other nominee or executive officer ("Executive Officer") of the Company.

Directors/Nominees

The names of the nominees, all of whom are presently directors of the Company, and certain information about them (including their terms of service), are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Robert A. Kotick	40	Chairman and Chief Executive Officer of the Company	1991
Brian G. Kelly	40	Co-Chairman of the Company	1995
Ronald Doornink	49	President of the Company, Chief Executive Officer of Activision Publishing, Inc.	2003
Kenneth L. Henderson (1)(3)	48	Partner, Bryan Cave LLP	2001
Barbara S. Isgur (1)(2)	61	Consultant	1991
Steven T. Mayer (1)(2)	58	Consultant	1991
Robert J. Morgado (2)(3)	60	Chairman, Maroley Media Group	1997

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

Mr. Kotick has been a Director of the Company since February 1991 and has served as Chairman and Chief Executive Officer of the Company since that time. Mr. Kotick has been a member of the board of directors of Macromedia, Inc., an information technology supplier based in San Francisco, since April 25, 2002 and was also elected to the board of directors of Yahoo! Inc., an Internet content and service provider, on March 11, 2003.

Mr. Kelly has been a Director of the Company since July 1995. He has served as Co-Chairman of the Company since October 1998. He previously served as President of the Company from July 1997 to October 1998 and Chief Operating Officer of the Company from July 1995 to October 1998. He also served as Chief Financial Officer of the Company from February 1991 until July 1997 and Secretary of the Company from May 1991 until

October 1997. Mr. Kelly holds a law degree from Fordham University School of Law School and a B.A. degree in accounting from Rutgers University and is a certified public accountant.

Mr. Doornink has served as a Director of the Company since April 2003. He has been Chief Executive Officer of Activision Publishing, Inc. ("Activision Publishing"), the Company's only direct operating subsidiary and the holding company for all other active subsidiaries, since March 28, 2002. Mr. Doornink also serves as President of the Company. Mr. Doornink joined Activision in 1998 from ConAgra Foods, Inc. where, for three years, he served as President of the Hunt-Wesson snack food division. Prior to this, Mr. Doornink worked at the Procter & Gamble Company for 13 years. Mr. Doornink holds an MBA degree from Columbia University and an undergraduate degree in economics from the Hogere Economische School of Arnhem in The Netherlands.

Mr. Henderson has been a Director of the Company since July 2001 and is chairman of the Nominating and Corporate Governance Committee. From 1987 until July 1, 2002, Mr. Henderson was a partner in the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP, serving as Vice Chairman of the firm from 2000 through 2002. As a result of the merger of Robinson Silverman with the international law firm of Bryan Cave LLP effective July 1, 2002, Mr. Henderson became a partner of Bryan Cave LLP and serves on the firm's Executive Committee. Robinson Silverman provided legal services to the Company during the last fiscal year, and the combined Bryan Cave LLP continues to provide legal services to the Company. Mr. Henderson graduated cum laude from New York University School of Law in 1979, where he was a Root-Tilden Scholar and was elected to Order of the Coif. He received a B.A. with high honors from Auburn University in 1976. Mr. Henderson is the Chairman of the board of directors of Population Communications International, Inc., a New York based international not-for-profit corporation of which he has been a director since 1994.

Ms. Isgur has been a Director of the Company since February 1991 and serves as chairperson of the Audit Committee. From 1993 until 1998, she was a Senior Vice President of Stratagem, an investment banking firm specializing in the software industry. Ms. Isgur also served as President of BSI Consulting from 1990 to 1993. She served as a Vice President of Needham & Co., a high technology investment banking firm, from 1989 to 1990. During 1988, Ms. Isgur served as a Vice President at Manufacturers Hanover Securities. From 1985 to 1988, she was a principal of D.H. Brown Associates. Ms. Isgur was a Vice President and microcomputer industry analyst at Paine Webber, Incorporated from 1981 to 1985.

Mr. Mayer has been a Director of the Company since February 1991. Mr. Mayer is an independent multimedia consultant to a number of corporations. From 1984 until 1992, Mr. Mayer was Chairman of the board of directors of Digital F/X, Incorporated, a manufacturer of video production equipment. Mr. Mayer was a founder of Atari Corporation in 1973, and served as a Division President of Warner Communications-Entertainment Software until 1985, when he left to start Take One Partners, Incorporated, the predecessor to Digital F/X.

Mr. Morgado has been a Director of the Company since February 1997 and serves as chairman of the Compensation Committee. Mr. Morgado is Chairman of Maroley Media Group, a media entertainment investment company he established in 1995. From 1985 to 1995, he was the Chairman and Chief Executive Officer of the Warner Music Group, Inc. Mr. Morgado serves on the board of trustees of the New School for Social Research and is the Chairman of the board of governors of the Mannes College of Music. Mr. Morgado is Chairman of the board of directors of World Communications, Inc., a position he has held since January 1997 and he also has been a member of the board of directors of Nest Entertainment since January 1996.

The Board recommends that you vote FOR the election
of each nominee for Director.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board held 10 meetings and acted three times by unanimous written consent during the Company's full fiscal year ended March 31, 2003. All Directors who served as a Director throughout fiscal 2003 attended at least 75% of the meetings of the Board and of each committee on which they served during that year.

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board amended the Audit Committee charter in September 2002 and the Compensation Committee and Nominating and Corporate Governance Committee Charters were adopted by the Board in September 2002.

During the fiscal year ended March 31, 2003, the Audit Committee consisted of Ms. Isgur (Chairperson), Mr. Mayer and Mr. Henderson, each of whom in the opinion of the Board meets the current independence requirements of the NASDAQ, as well as the financial literacy standards of the NASDAQ. When the recently approved NASDAQ independence requirements for Audit Committees become effective after the Company's 2004 annual meeting, Mr. Henderson will not meet the new requirements. At or prior to that time, the Board will take appropriate steps to ensure the Audit Committee meets NASDAQ independence requirements. The primary responsibilities of the Audit Committee are for the appointment, compensation and oversight of the Company's independent public accountants, the review of the Company's general policies and procedures with respect to audits and accounting and financial controls, the scope and results of the auditing engagement and the independence of the Company's independent public accountants. The Audit Committee also reviews and passes upon the terms of any proposed material related party transactions. Consistent with recent proposals, the Audit Committee has the authority to engage independent counsel and other advisors. The Audit Committee meets at least quarterly, and each meeting includes a discussion with the independent auditors focusing, among other things, on key accounting principles and internal controls. In September, the Board, after reviewing NASDAQ proposals and the Sarbanes-Oxley Act of 2002, revised the Audit Committee charter to comply with all regulatory requirements, in most cases before the effective date of the applicable new rules (See the Audit Committee charter attached as Appendix A). The Audit Committee met six times during the fiscal year ended March 31, 2003. See "Audit Committee Report."

During the fiscal year ended March 31, 2003, the Compensation Committee was composed of Mr. Morgado (Chairman), Ms. Isgur and Mr. Mayer, each of whom in the opinion of the Board meets the current and pending regulatory requirements for independence. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy. The Compensation Committee also serves as the committee to administer the Company's incentive plans and employee stock purchase plans. The Compensation Committee recommended, and the Board adopted, amendments to all of the Company's incentive plans that generally prohibit repricing of outstanding stock options and share appreciation rights granted by the Compensation Committee in connection with its administration of the incentive plans. The Compensation Committee's charter can be found on the Company's web site at http://www.activision.com/corpgov. The Compensation Committee consults frequently with senior management, met five times and acted by unanimous written consent 13 times during the fiscal year ended March 31, 2003. See "Compensation Committee Interlocks and Insider Participation" and "Compensation Committee Report on Executive Compensation."

During the fiscal year ended March 31, 2003, the Nominating and Corporate Governance Committee consisted of Messrs. Henderson (Chairman) and Morgado, both of whom are outside directors. The Nominating and Corporate Governance Committee charter can be found on the Company's website at http://www.activision.com/

corpgov. The Nominating and Corporate Governance Committee assists the Board by recommending to the Board nominees for election to the Board, actively seeking individuals to become board members, reviewing developments in corporate governance and recommending formal governance standards to the Board. The Nominating and Corporate Governance Committee met twice and did not act by unanimous written consent during the fiscal year ended March 31, 2003. Any Stockholder wishing to propose a nominee for election to the Board should submit a recommendation in writing to the Company's Corporate Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as director.

CERTAIN CORPORATE GOVERNANCE MATTERS—CORPORATE GOVERNANCE
    INITIATIVES

The Company's Board of Directors is composed of four independent directors and three management directors, and independent directors have comprised a majority of the Board for over ten years. The Company complies with existing NASDAQ rules defining independent directors, and believes that it will continue to be in compliance with the new and proposed rules of the NASDAQ regarding Board composition. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to Activision's management in the long-term interests of Activision and its Stockholders. The Board has established a regular meeting schedule calling for meetings at least every quarter. At least two of these meetings are to be held in person, and the others may be conducted by conference telephone or other similar equipment. Written Board materials are distributed in advance of meetings as a general rule, and the Board schedules meetings with and presentations from senior level management on a regular basis. The Board strongly believes that it must be informed about the positive and negative issues, problems and challenges facing Activision and its industries and markets so the members can exercise their fiduciary responsibilities to the Stockholders.

As described elsewhere in this Proxy Statement, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are currently composed entirely of independent directors, and there are no interrelationships between the Compensation Committee and the boards of directors or committees of other companies. The Board is responsible for determining the composition of the members of these key committees.

Over the past year, the Board has devoted considerable time to further improving Activision's governance by addressing and anticipating the requirements of the rules promulgated under the Sarbanes-Oxley Act of 2002 and the proposals of NASDAQ prior to such requirements and proposals becoming effective. In connection with such activities, the Board considered all aspects of how the Board functions, including meeting effectiveness, director involvement, development and retention; committee governance, effectiveness and composition; Board and committee assessment; Board size, composition and independence; and calendar and attendance.

Some highlights of the Board's enhanced governance include:

  •
  The Board adopted a set of formal Corporate Governance Principles and Policies, which can be found on the Company's website at http://www.activision.com/corpgov.

  •
  The Board re-examined its committees and made changes in committee structure, including the adoption of written Compensation Committee and Nominating and Corporate Governance Committee charters, which can be found on the Company's website at http://www.activision.com/corpgov.

  •
  The Board adopted a Code of Business Conduct and Ethics.

  •
  The Board is actively seeking one or more additional independent directors.

  •
  The Board will continue to assess itself and its committees annually. The Nominating and Corporate Governance Committee will oversee the assessment process. The process will consider overall effectiveness, achievement of mission, discharge of responsibilities, structure, meetings, processes, relationships with management, and development.

The Board and the Company strongly believe in conducting the business activities and transactions of the Company with the highest level of integrity and ethical standards in accordance with all applicable laws, rules and regulations. Accordingly, in April 2003, the Board adopted a formal Code of Business Conduct and Ethics as the foundation upon which the Company's ethical standards are built. The Code covers a wide range of business practices and procedures, including but not limited to, compliance with laws, rules and regulations, conflicts of interest, corporate opportunities, equal employment and working conditions and confidentiality of Company information and trade secrets of others. The Code is to be followed by all employees, agents and consultants of the Company. Individuals who violate the standards of the Code will be subject to disciplinary action.

The Board strongly believes it is important for the Company not only to comply with all current regulatory and legislative requirements, but also to adopt and abide by high standards in its governance structure and activities. The Board will continue to review all new proposals announced by Congress, the Securities and Exchange Commission and the NASDAQ and intends to be proactive in addressing such rules and regulations.

EXECUTIVE OFFICERS

None of the Executive Officers of the Company is related to any other Executive Officer or to any Director, and each holds office at the pleasure of the Board. As of July 25, 2003, the Executive Officers of the Company were as set forth below.

Executive Officers

Robert A. Kotick, 40, has been a Director of the Company since 1991 and Chairman and Chief Executive Officer of the Company since February 1991. Biographical information regarding Mr. Kotick is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

Brian G. Kelly, 40, has been a Director of the Company since 1995 and Co-Chairman of the Company since October 1998. Biographical information regarding Mr. Kelly is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

Ronald Doornink, 49, has been a Director of the Company since April of 2003, Chief Executive Officer of Activision Publishing, the Company's only direct operating subsidiary and the holding company for all other active subsidiaries, since March 28, 2002. Mr. Doornink has also served as President of the Company since 1998. Biographical information regarding Mr. Doornink is set forth under "Proposal 1—Election of Directors—Directors/Nominees."

William J. Chardavoyne, 51, Executive Vice President and Chief Financial Officer since January 2000. Mr. Chardavoyne has more than 28 years of financial and general management experience with such companies as Movietown.com, MTV Networks and Sony Pictures Entertainment/Columbia TriStar. Mr. Chardavoyne was also a principal at Ernst & Young, where he began his career and worked for more than 10 years. He holds a B.B.A. degree in accounting from Hofstra University and is a certified public accountant.

Lawrence Goldberg, 44, Executive Vice President, Worldwide Studios since October 2000. During the prior 8 years, Mr. Goldberg held various senior management positions at the Company, including Chief Corporate Officer, Secretary and General Counsel. Prior to Activision, Mr. Goldberg was an attorney at Rosenfeld, Meyer and Susman from 1986 to 1994, serving as a partner from 1991 to 1994. From 1984 until 1986, Mr. Goldberg was an attorney at O'Melveny & Myers. Mr. Goldberg received his law degree from the University of California at Los Angeles and a B.S. degree in industrial and labor relations from Cornell University.

George L. Rose, 41, Senior Vice President, General Counsel and Secretary since April 2000. Mr. Rose joined Activision in July 1995 and has held various positions of responsibility within the Business and Legal Affairs Department. Prior to joining Activision, Mr. Rose was in private practice in Los Angeles since 1986 with Manatt, Phelps & Phillips; Christensen, Miller et al.; Korbatov, Rose & Rubenstein; and Katten, Muchin & Zavis. Mr. Rose received his law degree from Harvard Law School and completed his undergraduate education at the University of Michigan.

Michael J. Rowe, 42, Executive Vice President, Human Resources since August 1999. Mr. Rowe joined Activision from Disney Consumer Products where he served as Vice President, Human Resources—North America from January 1998 to July 1999, providing leadership to more than 50 human resource professionals. From 1987 to 1997, Mr. Rowe worked at Pepsico, Inc., where he served in various human resources leadership roles including as Vice President of the Taco Bell and Pepsi Cola divisions. Prior to this, Mr. Rowe was employed at General Motors' corporate headquarters. He holds a B.A. in economics from the University of Michigan and a Masters in industrial and labor relations from Cornell University.

Richard A. Steele, 47, President, Activision Distribution since March 1, 2002 and Executive Vice President, International Distribution since June 1999. Previously, Mr. Steele served as Managing Director of the Company's European Distribution Operations from November 1997 until June 1999. From 1985 until November 1997, Mr. Steele was employed by CentreSoft (acquired by the Company in November 1997), most recently as Managing Director. Mr. Steele holds a B.A. degree in English and related literature from the University of York.

Kathy Vrabeck, 40, Executive Vice President, Global Publishing and Brand Management since September 2000. Ms. Vrabeck served as Executive Vice President, Global Brand Management from August 1999 to August 2000. Prior to joining Activision, Ms. Vrabeck was Senior Vice President/General Manager with ConAgra Foods, Inc. where she led a cross-functional business team responsible for $800 million in revenue. Before this, she served in various marketing and sales roles for the Pillsbury Company and also held positions at Quaker Oats Company and Eli Lilly & Company. Ms. Vrabeck received a B.A. from DePauw University and an MBA from Indiana University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except where noted, the following table sets forth information, as of June 25, 2003, with respect to the beneficial ownership of the Company's common stock by: (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each person who was a Director and each nominee for election as director; (iii) each Executive Officer named in the Summary Compensation Table below; and (iv) all Executive Officers and Directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares Beneficially Owned
Beneficial Owner	Number Owned	Right to Acquire (1)	Percent of Outstanding Shares (2)

FMR Corp. (3) 82 Devonshire St. Boston, MA 02109	8,987,434	—	10.02%
UBS Securities LLC(4) 1285 Avenue of the Americas New York, NY 10019	5,011,276	—	5.70%
Robert A. Kotick (5) c/o Activision, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405	1,948,622	4,016,935	6.48%
Brian G. Kelly (6)	610,870	3,800,307	4.81%
Ronald Doornink	60,000	1,060,937	1.26%
William J. Chardavoyne	23,911	191,250	*
Michael J. Rowe	4,500	101,250	*
Lawrence Goldberg	3,772	227,810	*
Kathy Vrabeck	5,911	170,625	*
Steven T. Mayer, Director	322	54,188	*
Barbara S. Isgur, Director	1,500	120,188	*
Robert J. Morgado, Director	18,750	186,940	*
Kenneth L. Henderson, Director	1,125	45,938	*
All Directors and Executive Officers as a Group (13 persons)	2,906,025	10,162,368	13.32%

*Percent of class less than 1%.

(1)
Shares that can be acquired within 60 days through the exercise of options or warrants.

(2)
The outstanding shares was computed based on 87,976,440 shares of the Company's common stock outstanding as of June 25, 2003 and, in each individual's case, the number of shares of the Company's common stock issuable upon the exercise of the warrants or options exercisable within 60 days held by such individual, but does not include the number of shares of common stock issuable upon the exercise of any other outstanding Director or employee warrants or options or, in the case of all Directors and Executive Officers as a Group, the number of shares of the Company's common stock issuable upon the exercise of warrants or options exercisable within 60 days held by all such individuals.

(3)
The Schedule 13F filed by FMR Corp. with the Securities and Exchange Commission on March 31, 2003 indicates that it was the beneficial owner 8,987,434 shares of Common Stock (adjusted for the stock split).

(4)
The Schedule 13F filed by UBS Securities LLC with the Securities and Exchange Commission on March 31, 2003 indicates that it was the beneficial owner of 5,011,276 shares of Common Stock (adjusted for the stock split).

(5)
Includes 42,166 shares owned directly by Delmonte Investments, L.L.C., of which Mr. Kotick is a controlling person. Does not include options to purchase 91,551 shares of common stock transferred by Mr. Kotick to an irrevocable trust for the benefit of his minor children with respect to which Mr. Kotick disclaims beneficial ownership. Includes options to purchase 2,205,862 shares of common stock held by 1011 Partners, LLC of which Mr. Kotick and his spouse are the sole members.

(6)
Includes 42,166 shares owned directly by Delmonte Investments, L.L.C., of which Mr. Kelly is a controlling person.

COMMON SHARE PRICE PERFORMANCE GRAPH

The graph below compares the Company's cumulative total Stockholder return on its common stock for the period from March 31, 1998 through March 31, 2003, with the total cumulative return of the NASDAQ Market Index and RDG Technology Composite Index over the same period. The graph also reflects the comparison to JP Morgan H & Q Technology Index through March 31, 2002, which no longer exists, but which had been used by the Company in previous years.

The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company's common stock.

The graph below shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

*$100 invested on 3/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

COMPENSATION OF DIRECTORS

The Company maintains a policy pursuant to which its non-employee Directors, defined as Directors who are not employees of the Company or any other affiliate of the Company ("Non-employee Directors"), are compensated at the rate of $16,000 per year for his or her regular services as a Director, with an additional $1,200 for each Board meeting attended in person, $950 for each Board meeting attended via conference telephone, $1,000 for each meeting of a committee of the Board of which such Director is a member attended in person, $750 for each meeting of a committee of the Board of which such Director is a member attended via conference telephone, $2,500 for each Committee Chairperson, $1,000 per diem for special assignments and $2,000 additional annual retainer for audit committee members. Additionally, the Company reimburses all Directors for their reasonable expenses incurred in attending meetings of the Board.

The Company also has a policy pursuant to which its Non-employee Directors are eligible to receive non-qualified stock options. Under the guidelines established by the Board, each Non-employee Director receives an annual grant of options to purchase 12,500 shares automatically upon re-election, which options are to be granted on the meeting date with an exercise price equal to fair market value on that date; and a newly elected Non-employee Director is to receive a grant of options to purchase 30,000 shares with an exercise price equal to fair market value on his or her election date. All options will vest over a two year period in increments of 25% each six months. These are only guidelines, and the Board retains discretion to make grants outside of such guidelines as it deems appropriate and to otherwise change the guidelines from time to time.

The Company maintains a directors' insurance policy which insures the directors of the Company from any claim arising out of an alleged wrongful act by such persons in their capacity as directors of the Company. In addition, the Company has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors.

COMPENSATION OF EXECUTIVES

The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2003, 2002 and 2001, of those persons who were at March 31, 2003 (i) the Chief Executive Officers of the Company and of Activision Publishing, Inc., the Company's operating subsidiary, and (ii) the Company's four other most highly compensated Executive Officers whose salary and bonus exceeded $100,000. The table also includes information with regard to compensation of the Co-Chairman due to his length of service with the Company and senior level position. All such executive officers are collectively referred to as the "Named Executives."

Summary Compensation Table

								Long-Term Compensation
		Annual Compensation
								Securities Underlying Options (#) (17)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Compensation ($)

Robert A. Kotick	2003	408,375	(1)	–	(2)	4,380	(10)	678,000
Chairman, Chief Executive	2002	495,000		–		5,034		198,693
Officer and Director	2001	424,200		–		765		1,718,847
Brian G. Kelly	2003	408,375	(1)	–	(2)	2,775	(11)	678,000
Co-Chairman and Director	2002	495,000		–		5,017		198,693
	2001	424,200		–		525		1,718,847
Ronald Doornink	2003	425,000		192,694		3,506	(12)	1,477,500
Chief Executive Officer,	2002	390,000		199,400	(3)	3,282		129,488
Activision Publishing, Inc.;	2001	343,500		–		42,322		341,057
President, Activision, Inc. and Director
William J. Chardavoyne	2003	325,000		176,666	(4)	5,072	(13)	152,982
Executive Vice President	2002	305,000		108,000	(5)	4,461		69,705
and Chief Financial Officer	2001	191,700		–		2,537		294,785
Michael J. Rowe	2003	285,000		132,668	(6)	1,740	(14)	32,576
Executive Vice President,	2002	260,000		85,020	(7)	1,347		186,060
Human Resources	2001	236,500		–		1,020		142,160
Lawrence Goldberg	2003	365,000		98,550		2,021	(15)	348,000
Executive Vice President,	2002	330,000		132,700	(8)	1,728		71,730
Worldwide Studios	2001	283,700		–		536		352,230
Kathy Vrabeck	2003	365,000		85,848		4,987	(16)	348,000
Executive Vice President,	2002	330,000		133,700	(9)	1,554		105,480
Global Publishing and	2001	260,800		–		2,308		220,478
Brand Management

(1)
Represents salary paid between April 1, 2002 and December 31, 2001. Mr. Kotick and Mr. Kelly elected to forgo their salary in the amount of $136,125 for the period from January 1, 2003 through March 31, 2003.

(2)
Mr. Kotick's and Mr. Kelly's bonuses were paid in the form of options to purchase common stock. On April 1, 2003, each was granted options to purchase 153,000 shares of the Company's common stock which are included in the column "Securities

  Underlying Options." Messrs Kotick and Kelly received the 2003 fiscal year bonus because they achieved specific performance goals fixed by the Compensation Committee at the beginning of the year.

(3)
Does not include cash bonus of $146,250 that Mr. Doornink elected to receive in the form of options. Such options to purchase 39,488 shares are included in the column, "Securities Underlying Options."

(4)
Includes a cash payment in the amount of $24,750 that Mr. Chardavoyne received pursuant to a bonus restructuring plan.

(5)
Does not include cash bonus of $91,500 that Mr. Chardavoyne elected to receive in the form of options. Such options to purchase 24,705 shares are included in the column, "Securities Underlying Options."

(6)
Includes a cash payment in the amount of $21,375 that Mr. Rowe received pursuant to a bonus restructuring program.

(7)
Does not include a cash bonus of $78,000 that Mr. Rowe elected to receive in the form of options. Such options to purchase 21,060 shares are included in the column, "Securities Underlying Options."

(8)
Does not include cash bonus of $99,000 that Mr. Goldberg elected to receive in the form of options. Such options to purchase 26,730 shares are included in the column, "Securities Underlying Options."

(9)
Does not include cash bonus of $99,000 that Ms. Vrabeck elected to receive in the form of options. Such options to purchase 26,730 shares are included in the column, "Securities Underlying Options."

(10)
Represents the Company's contribution of $86 to Mr. Kotick's 401(k) plan and $4,294 of life insurance premiums paid by the Company for the benefit of Mr. Kotick.

(11)
Represents the Company's contribution of $241 to Mr. Kelly's 401(k) plan and $2,534 of life insurance premiums paid by the Company for the benefit of Mr. Kelly.

(12)
Represents the Company's contribution of $1,041 to Mr. Doornink's 401(k) plan and $2,465 of life insurance premiums paid by the Company for the benefit of Mr. Doornink.

(13)
Represents the Company's contribution of $846 to Mr. Chardavoyne's 401(k) plan, $1,494 of life insurance premiums paid by the Company for the benefit of Mr. Chardavoyne and a discount of $2,732 recognized on the purchase of common stock pursuant to the Company's 1996 Employee Stock Purchase Plan.

(14)
Represents the Company's contribution of $919 to Mr. Rowe's 401(k) and $822 of life insurance premiums paid by the Company for the benefit of Mr. Rowe.

(15)
Represents the Company's contribution of $1,115 to Mr. Goldberg's 401(k) plan and $906 of life insurance premiums paid by the Company for the benefit of Mr. Goldberg.

(16)
Represents the Company's contribution of $1,539 to Ms. Vrabeck's 401(k) plan, $716 of life insurance premiums paid by the Company for the benefit of Ms. Vrabeck and a discount of $2,732 recognized on the purchase of common stock pursuant to the Company's 1996 Employee Stock Purchase Plan.

(17)
Includes options to purchase common stock granted in lieu of cash bonuses ("Bonus Options"). Bonus Options are included in the Summary Compensation Table in the fiscal year in which they are earned versus the fiscal year in which they are granted. Bonus Options are typically granted in the fiscal year following the fiscal year on account of which they are earned.

The following table sets forth information regarding individual grants of options to purchase the Company's common stock during the Company's 2003 fiscal year to each of the Named Executives. All such grants were made pursuant to the Company's equity compensation plans or approved by the Company's Compensation Committee. In accordance with the rules of the Securities and Exchange Commission ("SEC"), the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective ten year option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock. The hypothetical gains shown in this table are not intended to forecast possible future appreciation, if any, of the stock price.

Option Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term of 10 Years (2)
	Individual Grants
						5%		10%
			% of Totale Options Granted to Employees In Fiscal Year (1)
Name	Securities Underlying Options (#)			Exercise Price ($/Share)	Expiration Date	Price Per Share	Aggregate Value	Price Per Share	Aggregate Value

Robert A. Kotick	525,000	(3)	5.3%	$15.2933	7/22/12	$24.91	$5,048,768	$39.67	$12,797,768
	131,868	(4)	1.3%	18.4067	4/8/12	29.98	1,526,148	47.74	3,868,124
Brian G. Kelly	525,000	(5)	5.3%	15.2933	7/22/12	24.91	5,048,768	39.67	12,797,768
	131,868	(4)	1.3%	18.4067	4/8/12	29.98	1,526,148	47.74	3,868,124
Ronald Doornink	300,000	(6)	3.0%	9.4467	2/27/13	15.39	1,782,990	24.50	4,515,990
	581,250	(6)	5.9%	15.2933	7/22/12	24.91	5,589,707	39.67	14,168,957
	281,250	(7)	2.9%	15.2933	7/22/12	24.91	2,704,697	39.67	6,855,947
	225,000	(8)	2.3%	15.2933	7/22/12	24.91	2,163,758	39.67	5,484,758
	90,000	(9)	0.9%	18.4067	4/8/12	29.98	1,041,597	47.74	2,639,997
William J. Chardavoyne	2,982	(10)	*	17.80	6/24/12	28.99	33,369	46.17	84,599
	30,000	(9)	0.3%	18.4067	4/8/12	29.98	347,199	47.74	879,999
	120,000	(7)	1.2%	18.4067	4/8/12	29.98	1,388,796	47.74	3,519,996
Michael J. Rowe	2,576	(10)	*	17.80	6/24/12	28.99	28,825	46.17	73,081
	30,000	(9)	0.3%	18.4067	4/8/12	29.98	347,199	47.74	879,999
Lawrence Goldberg	33,000	(11)	0.3%	9.6867	3/20/13	15.78	201,079	25.12	509,299
	75,000	(12)	0.8%	9.6867	3/20/13	15.78	456,998	25.12	1,157,498
	30,000	(11)	0.3%	9.6867	3/20/13	15.78	182,799	25.12	462,999
	150,000	(7)	1.5%	14.5467	10/2/12	23.69	1,371,495	37.73	3,477,495
	60,000	(9)	0.6%	18.4067	4/8/12	29.98	694,398	47.74	1,759,998
Kathy Vrabeck	33,000	(11)	0.3%	9.6867	3/20/13	15.78	201,079	25.12	509,299
	75,000	(12)	0.8%	9.6867	3/20/13	15.78	456,998	25.12	1,157,498
	30,000	(11)	0.3%	9.6867	3/20/13	15.78	182,799	25.12	462,999
	150,000	(7)	1.5%	14.5467	10/2/12	23.69	1,371,495	37.73	3,477,495
	60,000	(9)	0.6%	18.4067	4/8/12	29.98	694,398	47.74	1,759,998

*Less than one-tenth of one percent (0.1%) of total Company options granted to employees in fiscal year 2003.

(1)
Options to purchase an aggregate of approximately 9,840,000 shares of common stock were granted during the fiscal year ended March 31, 2003, and options to purchase approximately 25,796,000 shares of common stock were outstanding as of March 31, 2003. No share appreciation rights were granted to any of the Named Executives during the last fiscal year.

(2)
Based on 90,084,245 shares of common stock outstanding as of March 31, 2003 and the low bid price as of such date of $9.4671 per share, holders of common stock as of such date would realize hypothetical gains over the ten year period comparable to the option terms reflected in the above table of $536,271,510, assuming a 5% annualized stock appreciation rate, and $1,358,740,667, assuming a 10% annualized stock appreciation rate.

(3)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on July 22, 2002, 375,000 of which vest at a rate of 25% per year beginning on July 22, 2004 and 150,000 of which vest at a rate of 50% per year beginning on the third anniversary of the date of the grant. Regardless of the vesting date, none of these options are exercisable until after July 22, 2006. Of the 525,000 options received by Mr. Kotick, 102,639 of these options were transferred to 1011 Partners LLC, of which Mr. Kotick and his wife are the sole members. This option was granted to Mr. Kotick in connection with the extension of his employment agreement.

(4)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on April 8, 2002 and vested immediately upon grant. Messrs Kotick and Kelly received this option grant in connection with a Compensation Committee determination that they had met certain performance goals fixed by the Compensation Committee for fiscal year 2002.

(5)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on July 22, 2002, 375,000 of which vest at a rate of 25% per year beginning on July 22, 2004 and 150,000 of which vest at a rate of 50% per year beginning on the third anniversary of the date of the grant. Regardless of the vesting date, none of these options are exercisable until after July 22, 2006. This option was granted to Mr. Kelly in connection with the extension of his employment agreement.

(6)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on the date of grant and vest yearly in three equal installments of 33% beginning on the first anniversary of date of the grant. 581,250 options were granted to Mr. Doornink in connection with the execution of his employment agreement. 300,000 options were granted to Mr. Doornink in connection with the extension of his employment agreement.

(7)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on the date of grant and vest yearly in four equal installments of 25% beginning on the first anniversary of date of the grant. Mr. Doornink received his option grant in connection with the execution of his employment agreement.

(8)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on July 22, 2002 and may vest yearly in three equal installments of 33% beginning on the first anniversary of the date of the grant, subject to the Company meeting certain financial performance targets for each year of vesting. For each year in which the Company does not meet the applicable performance targets, the applicable options will vest on July 22, 2007. Mr. Doornink received this option grant in connection with the execution of his employment agreement.

(9)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on April 8, 2002 and vest ratably in four equal installments of 25% over a two-year period beginning six months after the date of grant.

(10)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on June 24, 2002 and vest in full as of April 1, 2004.

(11)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on March 20, 2003 and 50% of which vest yearly in three equal installments beginning on the first anniversary of the date of the grant and 50% of which vest on the sixth anniversary of the date of grant, subject to acceleration upon the Company reaching certain financial performance targets in fiscal 2004 and fiscal 2005.

(12)
Stock options were granted at an exercise price equal to the low bid price of the Company's common stock on March 20, 2003 and vest yearly in five equal installments of 20% beginning on the first anniversary of the date of the grant.

The following table sets forth information concerning the exercise of stock options during fiscal year 2003 by each of the Named Executives and the number and value at the fiscal year ended March 31, 2003 of unexercised options held by said individuals.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

				Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End (2)
	Number of Shares Acquired on Exercise
			Value Realized (1)
				Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Kotick	1,036,503	(3)	$18,022,060	3,676,437	516,108	$13,739,921	$647,867
Brian G. Kelly	750,001		13,260,258	3,459,807	618,750	15,591,564	647,888
Ronald Doornink	112,500		1,960,500	751,874	1,477,500	3,670,560	63,892
William J. Chardavoyne	–		–	97,500	257,982	396,019	768,062
Michael J. Rowe	36,093		622,190	63,750	145,076	163,731	–
Lawrence Goldberg	166,500		2,642,972	158,435	492,375	758,787	578,489
Kathy Vrabeck	51,093		778,345	130,313	408,937	440,336	394,474

(1)
Market value on the date of exercise, less option exercise price.

(2)
Based on the NASDAQ closing sale price of the Company's common stock on March 31, 2003, of $9.633, less the option exercise price.

(3)
All of the options were exercised by 1011 Partners LLC, of which Mr. Kotick and his wife are the sole members.

EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information for the Company's equity compensation plans in effect as of March 31, 2003 (amounts in thousands, except per share amounts):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	8,883	$11.69	1,041
Equity compensation plans not approved by security holders	16,913	$8.39	543
Total	25,796	$9.53	1,584

Stock Options

The Company sponsors eight stock option plans. Of the eight, four have been approved by Stockholders, three have been approved only by the Company's Board of Directors, and one is proposed for Stockholder ratification at the Annual Meeting. In addition, the Board of Directors and its Compensation Committee have approved, without further Stockholder ratification, the issuance of options, outside of any plan, to certain employees of the Company.

The Company's Stockholders approved the Activision, Inc. 1991 Stock Option and Stock Award Plan, as amended (the "1991 Plan"); the Activision, Inc. 1998 Incentive Plan, as amended (the "1998 Plan"); the Activision, Inc. 2001 Incentive Plan, as amended (the "2001 Plan"); and the Activision, Inc. 2002 Executive Incentive Plan, as amended (the "2002 Executive Plan"). All of these plans permit the granting of "Awards" in the form of non-qualified stock options, incentive stock options ("ISOs"), share appreciation rights ("SARs"), restricted stock awards, deferred stock awards, and other common stock-based awards to directors, officers, employees, consultants and others. All of these plans require available shares to consist, in whole or in part, of authorized and unissued shares or treasury shares, and the 2001 Plan and the 2002 Executive Plan generally prohibit the Company from reducing the exercise prices of stock options after they are issued.

As of March 31, 2003, no shares were available for grant under the 1991 Plan; approximately 5,000 shares were available for grant under the 1998 Plan; approximately 18,000 shares were available for grant under the 2001 Plan; and approximately 1,018,500 shares were available for grant under the 2002 Executive Plan. As of March 31, 2003, there were outstanding options to purchase a total of approximately 2,063,000 shares under the 1991 Plan; approximately 1,166,000 shares under the 1998 Plan; approximately 2,921,000 shares under the 2001 Plan; and approximately 2,732,000 shares under the 2002 Executive Plan.

The Company's Board approved the Activision, Inc. 1999 Incentive Plan, as amended (the "1999 Plan"), the Activision, Inc. 2002 Incentive Plan, as amended (the "2002 Plan"), and the Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"). The 1999 Plan and 2002 Plan permit the granting of "Awards" in the form of non-qualified stock options, incentive stock options ("ISOs"), share appreciation rights ("SARs"), restricted stock awards, deferred stock awards, and other common stock-based awards. The 1999 Plan allows the granting of Awards to any employees of the Company, including directors, officers, and consultants of Activision. The 2002 Plan, however, provides for the granting of awards only to non-executive officers, employees, and consultants of the Company. The 2002 Studio Plan permits the granting of "Awards" only in the form of non-qualified stock options and restricted stock awards to key studio employees (including non-executive officers) and consultants. All of these plans require available shares to consist, in whole or in part, of authorized and unissued shares or treasury shares, and all of these plans generally prohibit the Company from reducing the exercise prices of stock options after they are issued.

As of March 31, 2003, approximately 55,500 shares were available for grant under the 1999 Plan; approximately 420,000 shares were available for grant under the 2002 Plan; and approximately 67,500 shares were available for grant under the 2002 Studio Plan. On April 29, 2003, the Board approved a 3,000,000 share increase to the total number of shares available for grant under the 2002 Plan. As of March 31, 2003, there were outstanding options to purchase a total of approximately 4,551,000 shares under the 1999 Plan; 3,105,000 shares under the 2002 Plan; and 2,182,500 shares under the 2002 Studio Plan.

The Company's Board of Directors and Compensation Committee also approved the issuance of options, outside of any Company option plan set forth above pursuant to the Company's supplemental option program, to purchase common stock to certain executives and employees of the Company. As of March 31, 2003, there were outstanding supplemental program options to purchase up to approximately 5,705,000 shares with a weighted-average exercise price of $4.64. The material terms of these options were identical to those under the various stock option plans sponsored by the Company.

On April 29, 2003, the Company's Board of Directors approved the Activision 2003 Incentive Plan (the "2003 Plan"), which is presented for Stockholder ratification at the Annual Meeting. The 2003 Plan permits the granting of "Awards" in the form of non-qualified stock options, incentive stock options ("ISOs"), share appreciation rights ("SARs"), restricted stock awards, restricted stock units, deferred stock awards, and other common stock-based awards to all Activision employees and consultants, including directors and officers. The 2003 Plan requires available shares to consist, in whole or in part, of authorized and unissued shares or treasury shares, and also generally prohibits the Company from reducing the exercise prices of stock options after they are issued. The total number of shares of common stock available for grants under the 2003 Plan is 9,000,000. Although the 2003 Plan is effective, no grants have been made under the plan as of July 15, 2003.

Exercise Prices.    The exercise price for Awards issued under the 1991 Plan, 1998 Plan, 1999 Plan, 2001 Plan, 2002 Plan, 2002 Executive Plan and the 2002 Studio Plan is determined at the discretion of the Board of Directors (or the Compensation Committee of the Board of Directors, which administers the Plans), and for ISOs, is not to be less than the fair market value of the Company's common stock at the date of grant, or in the case of non-qualified options, must exceed or be equal to 85% of the fair market value at the date of grant. Options typically become exercisable in installments over a period not to exceed seven years and must be exercised within 10 years of the date of grant. However, certain options that are granted to executives as bonus compensation for their performance in the prior fiscal year may vest immediately. Historically, no options have been granted with discounted exercise prices, and all stock options have been granted with exercise prices equal to or greater than the fair market value at the date of grant, typically the low bid price on the day of grant.

Director Warrants

During the fiscal year ended March 31, 1997, the Company issued warrants to purchase 90,000 shares of its common stock, at exercise prices ranging from $5.25 to $6.17 to two of its outside directors in connection with their election to the Board. Such warrants vested 25% on the first anniversary of the date of grant and 12.5% each six months thereafter and expire within 10 years. As of March 31, 2003, warrants to purchase 45,000 of such shares at a weighted average exercise price of $6.01 were outstanding and exercisable.

2002 Employee Stock Purchase Plans

The Company currently has an employee stock purchase plan for all eligible United States domestic employees, the 2002 Employee Stock Purchase Plan (the "2002 ESPP"), and a separate stock purchase plan for all eligible international employees, the 2002 Employee Stock Purchase Plan For International Employees (the "2002 International ESPP"). In July 2002, the Board approved the 2002 ESPP, which the Stockholders then approved in September 2002. In February 2003 the Board approved the 2002 International ESPP, which is not subject to Stockholder approval. The primary terms of the 2002 ESPP and the 2002 International ESPP (collectively, the "2002 Purchase Plans") are the same. Pursuant to the 2002 Purchase Plans, shares of the Company's common stock may be purchased at six-month intervals at a price determined as follows. The 2002 ESPP and the 2002 International ESPP consist of overlapping twelve-month offering periods (the "Offering Period") beginning on April 1 and October 1 of a particular year and ending on March 31 and September 30 of the following year, respectively. Each Offering period contains two six-month accumulation periods ("Accumulation Periods"). In general, unless a reset provision applies, at the end of each Accumulation Period, a participant purchases stock at a price equal to (i) in the case of the first Accumulation Period in an Offering Period, 85% of the lower of the fair market value of such stock at the beginning or end of such Accumulation Period, or (ii) in the case of the second

Accumulation Period in an Offering Period, 85% of the lower of the fair market value of such stock at the beginning or end of such Offering Period. Employees may elect to apply up to 15% of their gross compensation during an Offering Period towards the purchase of shares under the 2002 Purchase Plans, up to a maximum of 7,500 shares on the date of purchase. There are 750,000 shares of the Company's common stock reserved for issuance pursuant to the 2002 Purchase Plans. As of March 31, 2003, no shares had been issued under the 2002 Purchase Plans.

Non-Employee Warrants

The Company has granted warrants to purchase common stock to third parties in connection with the development of software and the acquisition of licensing rights for intellectual property. The warrants generally vest upon grant and are exercisable over the term of the warrant. The exercise price of third party warrants is generally greater than or equal to the fair market value of the Company's common stock at the date of grant. During the fiscal year ended March 31, 2003 we granted warrants to a third party to purchase 225,000 shares of our common stock at an exercise price of $19.83 per share in connection with, and as partial consideration for, a license agreement that allows us to utilize intellectual property owned by the third party within an Activision product. As of March 31, 2003, 1,323,000 third party non-employee warrants to purchase common stock were outstanding with a weighted average exercise price of $9.37 per share.

EMPLOYMENT AGREEMENTS

Robert A. Kotick and Brian G. Kelly, as Chairman and Chief Executive Officer and Co-Chairman, respectively, each are parties to an amended and restated employment agreement with the Company. The contracts are identical in all material respects and terminate on April 1, 2008. If either executive receives a benefit, whether under his employment agreement or otherwise (including adjustments to the executive's options), that the other executive does not receive, the Company will provide the other executive a cash payment equal to the value of the benefit received by the first executive. The two contracts provide for annual base salaries of $544,500 for the fiscal year ending March 31, 2003. On each subsequent April 1, each executive's base salary increases to one hundred ten percent (110%) of his salary for the prior fiscal year and may be further increased at the Board and Compensation Committee's discretion based on performance and salary reviews. Each is also entitled to an annual bonus if the Company achieves financial and business objectives to be agreed upon annually. Each executive may receive additional performance bonuses at the Board and Compensation Committee's discretion. Mr. Kotick and Mr. Kelly elected to forego their salary for the period January 1, 2003 through March 31, 2003 in the amount of $136,125 each.

To secure the long-term, exclusive commitment of Messrs. Kotick and Kelly, and to align their long-term financial interests with those of the Company, the Company granted Messrs. Kotick and Kelly options to purchase up to 525,000 shares each under the 2002 Executive Plan at $15.293 per share (after adjustment for the 2003 stock split), the low bid price on that date in connection with the extension of their employment agreements. Options to purchase 375,000 of these shares will vest in equal yearly installments of 25% beginning on the first anniversary of date of the grant (i.e. July 22, 2003). Options to purchase the remaining 150,000 shares will vest in equal yearly installments of 50% beginning on July 22, 2005; these options are subject to accelerated vesting if certain earnings targets are met. Regardless of vesting, none of these options are exercisable until July 22, 2005, and unexercised options will expire on July 22, 2012.

The Company is to maintain a renewable term life insurance policy for ten years covering each of Messrs. Kotick and Kelly for $3,000,000, naming each executive's estate or other designee as beneficiary.

If either executive's employment is terminated for any reason, the Company will pay his salary through the date of termination or death and any unpaid bonuses for prior fiscal years. If the termination is due to his death, the Company will pay the pro rata portion of his annual and performance bonuses for the current fiscal year and, as a death benefit, 300% of his annual salary for the most recently ended fiscal year. The Company has obtained insurance to cover the potential costs arising from payments to be made to the executive, his estate, or his beneficiaries in the event of termination due to his death or disability.

If either executive resigns for "good reason" or the Company terminates him without "cause" (each as defined in the employment agreements), the resigning or terminated executive also receives the pro rata portion of his annual and performance bonuses for the current fiscal year and continued medical benefits for him, his spouse and minor children, if any, for the longer of two years or the unexpired term. In addition, the resigning or terminated executive will receive a termination payment, which shall be the greater of (A) three times the annual salary and bonuses paid or payable to the executive for the most recently ended fiscal year, and (B) his salary payable for the unexpired term plus the annual and performance bonuses payable for the remaining term of the agreement (based on his bonuses-to-salary ratio for the two prior fiscal years).

If either executive dies, is terminated due to "disability" (as defined in the employment agreements) or without cause, or resigns for good reason, all of his options, whether granted under his employment agreement or granted at any time, before or after, shall vest and be exercisable until the later of the fifth anniversary of such event or May 22, 2010.

Unless Messrs. Kelly or Kotick resigns for good reason or is terminated for cause, he and the Company will enter into a four year consulting agreement, at the end of his employment, which shall provide for his services to the Company up to 20 hours per month; for fee compensation equal to 80% of his annual salary the year preceding his termination; for certain continuing medical, vacation, expense and office benefits; and that he may engage in other activities not directly competitive with the Company.

If Mr. Kotick or Mr. Kelly is employed by the Company immediately prior to a Change of Control (as defined in the employment agreements), the Company is required to pay him in cash an amount equal to (A) the number of shares of Company common stock underlying each of his outstanding options, times (B) the amount, if any, by which the exercise price of his options or the "Closing Share Value", whichever is less, exceeds the "Initial Share Value" (each as defined in the employment agreements). If the Closing Share Value is greater than the exercise price of his options, then the executive shall have the right either to retain the outstanding options, exercise them, or to exchange them for cash equal to the number of shares underlying the options multiplied by the amount by which the Closing Share Value exceeds the exercise price. Upon a Change of Control, all options then held by the executives shall immediately vest and be exercisable for ten years following the Change of Control, whether or not either continues to work for the Company. In addition, in the event of a Change of Control, the exercise price of Messrs. Kotick's and Kelly's options will be adjusted to equal the lower of the weighted average exercise price of all of Mr. Kotick's or of Mr. Kelly's options; provided that any options with an exercise price lower than the weighted average exercise price will not be adjusted.

If Mr. Kotick or Mr. Kelly resigns between three and nine months after a Change of Control, the resigning executive will receive: (i) a pro rata portion of his annual and performance bonuses for that fiscal year; (ii) the termination payment due to him as if he had resigned for good cause; and (iii) the continued medical benefits due to him and his family as if he resigned for good cause. If in the opinion of his tax counsel he has, or will receive, any compensation or recognize any income which constitutes an "excess parachute payment" under the Internal Revenue Code of 1986, as amended, the Company will pay him a sum equal to all taxes payable by him in connection with such compensation or income as well as his taxes on such amount.

The two executives' employment agreements also contain a two (2) year "non-compete" and "non-solicitation" clause. This clause does not apply in the event that the Company fails to pay the executive his termination or change of control compensation or otherwise fails to comply with its obligations under the employment agreements during those two years.

Ronald Doornink is party to an employment agreement with Activision Publishing, the Company's principal operating subsidiary, which terminates March 31, 2006. Mr. Doornink serves as President of the Company and Chief Executive Officer of Activision Publishing, and beginning April 1, 2005, his titles and responsibilities may be altered, subject to the consent of Activision Publishing, Inc. on or by October 31, 2004. Mr. Doornink's contract provides for a base salary for the fiscal year ending March 31, 2003 of $425,000. On April 1, 2003, and on each subsequent April 1, his base salary increases to one hundred ten percent (110%) of his salary for the prior fiscal year and may be further increased at the Board's discretion based on performance and salary reviews. Mr. Doornink may also be eligible for an annual bonus if he and the Company achieve financial and business objectives to be agreed upon.

In connection with the execution of his employment agreement, and in order to secure his long-term, exclusive commitment to the Company, the Company granted Mr. Doornink options to purchase up to an aggregate of 1,087,500 shares of the Company's common stock at a purchase price of approximately $15.293 per share (after adjustment for the 2003 stock split), which was the low bid price of the Company's common stock on the date of grant. The options were issued under the 2001 Plan and the 2002 Executive Plan. The options are scheduled to vest as follows: (A) 792,187 options will vest in installments of 264,063, 264,062, and 264,062 shares, respectively, on April 1, 2003, April 1, 2004, and April 1, 2005; (B) 70,313 options will vest on April 1, 2006; and (C) 225,000 options will vest on April 1, 2007, although these 225,000 may vest sooner if certain conditions are met.

Additionally, in connection with the extension of his employment agreement the Company granted Mr. Doornink options to purchase up to an aggregate of 300,000 shares of the Company's common stock at a purchase price of approximately $9.447 per share (after adjustment for the 2003 stock split), which was the low bid price of the Company's common stock on the date of grant. These options were issued under the 2002 Executive Plan. These options are scheduled to vest yearly in three equal annual installments beginning on April 1, 2004. By granting these options, it is believed that Mr. Doornink's long-term financial interests will become closely aligned will those of the Company.

The Company is to maintain a renewable term life insurance policy for ten years covering Mr. Doornink for $3,000,000, naming his estate or other designee as beneficiary.

If Mr. Doornink's employment is terminated, the Company will pay his salary through the date of his termination. If the termination is due to his death or disability, the Company will pay any unpaid bonuses for prior fiscal years, the pro rata portion of any bonus he has earned for the current fiscal year, and 300% of his annual salary for the most recently ended fiscal year (in the case of disability, less payments received under any Company-funded disability insurance plan). In addition, the Company shall continue medical coverage for him (in the case of disability), his spouse, and minor children, if any, for two years. The Company has obtained insurance to cover the potential costs arising from payments to be made to the executive, his estate, or his beneficiaries in the event of termination due to his death or disability. If the Company terminates him without "Cause" (as defined in the employment agreement), he will receive the same payments and benefits as if the termination was due to his death, except that in lieu of receiving 300% of his salary, he shall receive 50% of his base salary through March 31, 2005, and 100% of his annual bonuses (based on his bonus-to-salary ratio for the two prior fiscal years) for the remainder of the original term. If Mr. Doornink is terminated without Cause, the options he received under his present employment agreement shall vest and be exercisable until the fifth anniversary of such event, but options issued to him earlier will vest according to their original schedules.

If Mr. Doornink's employment is terminated (except for Cause), he and the Company will enter into a consulting agreement effective through March 31, 2007, which (A) requires that he provide his services to the Company up to 20 hours per month, (B) requires him to maintain an office at the Company's principal business location, (C) provides for fee compensation equal to 50% of his base salary through March 31, 2005, and then $250,000 per year through March 31, 2007, (D) provides for continuing medical, vacation, expense and office benefits and (E) permits him to engage in other activities not directly competitive with the Company.

If Mr. Doornink is employed by the Company immediately prior to a Change of Control (as defined in the employment agreement), and the Change of Control occurs on or prior to March 31, 2004, 50% of the unvested options granted to Mr. Doornink under the new employment agreement shall immediately vest. If the Change of Control occurs during the fiscal year ending March 31, 2005, 75% of such unvested options shall immediately vest. If the Change of Control occurs after fiscal year ending March 31, 2005, all of his unvested options granted under his new employment contract shall immediately vest. In each of these cases, the vested options shall remain exercisable for a period of five years after such Change of Control.

Mr. Doornink's new employment agreement also contains a "non-compete" and "non-solicitation" clause which is effective during the term of the employment agreement and during the period of any consulting agreement, and the non-solicitation clause will stay in effect for an additional two years after either the end of the consulting agreement or the term of the agreement, whichever is later.

Activision Publishing has entered into an employment agreement with Lawrence Goldberg providing for his employment as Executive Vice President, Worldwide Studios. Mr. Goldberg's employment agreement, as amended, expires on March 31, 2005. Activision Publishing has also entered into an employment agreement with Kathy Vrabeck providing for her employment as Executive Vice President, Global Publishing and Brand Management. Ms. Vrabeck's employment agreement, as amended, expires on March 31, 2005.

Under their agreements, Mr. Goldberg and Ms. Vrabeck each received a base salary of $365,000 for the fiscal year ended March 31, 2003 and each is entitled to an annual base salary of $400,000 and $435,000 for the fiscal years ending March 31, 2004 and March 31, 2005, respectively. The foregoing annual base salaries may be increased based upon performance appraisal and salary review by the Company. In addition, Mr. Goldberg's and Ms. Vrabeck's employment agreements entitle each to receive an annual bonus for each fiscal year which is based upon, among other things, either the Company achieving corporate earning and operating margin goals (in the case of Mr. Goldberg) or the Company achieving specified corporate and divisional sales and profitability levels (in the case of Ms. Vrabeck).

In connection with the renewal and extension of their employment contracts, the Company in October 2002 granted to each of Mr. Goldberg and Ms. Vrabeck options to purchase up to an aggregate of 150,000 shares of the Company's common stock at a purchase price of $14.55 per share (after adjustment for the 2003 stock split), which was equal to the low bid price of the Company's common stock on the date of grant. These options vest in equal yearly installments of 25% beginning on the first anniversary of the grant date. The Company subsequently granted to Mr. Goldberg and Ms. Vrabeck each options to purchase up to an aggregate of 75,000 shares of the Company's common stock at a price of $9.69 per share (after adjustment for the 2003 stock split), which was equal to the low bid price of the common stock on the date of grant. Beginning April 1, 2003, such options vest in five yearly installments of 20%. In the event Mr. Goldberg's or Ms. Vrabeck's employment is terminated by the Company or any of its subsidiaries within twelve months following a Change of Control (as such term is defined in the applicable stock option certificates), all of the options granted pursuant to their employment agreement that have not yet vested shall immediately vest as of such date.

In addition, in accordance with his employment agreement (i) on January 2, 2001, the Company granted Mr. Goldberg options to purchase up to an aggregate of 168,750 shares of the Company's common stock at a purchase price of $6.056 per share (after adjustment for the 2003 stock split), which was equal to the low bid price of the Company's common stock on the date of grant. Such options vest at intervals through January 1, 2005; and (ii) on April 1, 2001, the Company granted to Mr. Goldberg options to purchase up to an aggregate of 45,000 shares of the Company's common stock at a purchase price of $9.278 per share (after adjustment for the 2003 stock split), which was equal to the low bid price of the Company's common stock on the date of grant. All of these options have vested.

In addition, in accordance to her employment agreement, Ms. Vrabeck is eligible to receive annual stock options under the Company's stock option plans, at the discretion of the Board of Directors.

Michael J. Rowe is party to an employment agreement with the Company, providing for his employment as Executive Vice President, Human Resources. Mr. Rowe's employment agreement expires on March 31, 2005. Under the agreement, Mr. Rowe received an annual base salary of $285,000 for the fiscal year ended March 31, 2003, and is entitled to an annual base salary of $305,000 and $325,000 for the fiscal years ending March 31, 2004 and March 31, 2005, respectively.

Effective as of April 1, 2002, Activision Publishing entered into an employment agreement with William J. Chardavoyne providing for his employment as Executive Vice President, Finance. Mr. Chardavoyne's employment agreement expires on March 31, 2005. Under the agreement, Mr. Chardavoyne is received an annual base salary of $325,000 for the fiscal year ending March 31, 2003, and is entitled to receive an annual base salary of $345,000 and $365,000 for the fiscal year ending March 31, 2004 and the fiscal year ending March 31, 2005, respectively.

The annual base salaries of Messrs. Rowe and Chardavoyne may be increased based upon performance appraisal and salary review by the Company. Messrs. Rowe and Chardavoyne are each also entitled to receive an annual bonus for each fiscal year during which he is employed under such agreement based upon, among other things, the Company achieving corporate earning and operating margin goals.

In addition, pursuant to his employment agreement, the Company granted Mr. Chardavoyne options to purchase up to an aggregate of 120,000 shares of the Company's common stock at a purchase price of $18.41 per share, which was equal to the low bid price of the Company's common stock on the date of grant. The options will vest in four equal annual installments commencing on the first anniversary of Mr. Chardavoyne's employment.

INDEBTEDNESS OF MANAGEMENT

During fiscal 2003 there were no loans outstanding, nor were any loans extended, to the Executive Officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Morgado (Chairman), Ms. Isgur and Mr. Mayer, none of whom is, or has been, an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Responsibilities and Composition

During the 2003 fiscal year, the Compensation Committee consisted of Mr. Morgado, Ms. Isgur and Mr. Mayer, each of whom meets the definition of "independent" in the current and proposed rules of the NASDAQ Stock Market. Mr. Morgado is the Chairman of the committee.

The Compensation Committee reviews and approves the compensation policies and programs applicable to senior executives of the Company and reviews and approves the salary, bonus and long term compensation for each of the Executive Officers, including the Chairman and the Co-Chairman of the Company and the President and Chief Executive Officer of Activision Publishing. The Compensation Committee is also responsible for administering the Company's stock option and incentive plans and the Company's employee stock purchase plans. In September 2002, the Board adopted a formal charter that describes these responsibilities and provides that all members of the Compensation Committee must be independent as defined in applicable regulations and listing standards.

Activision's Compensation Philosophy and Objectives

Activision has formulated and implements its compensation programs and policies to achieve the following broad objectives:

  —
  Motivate and reward individual and team performance in relation to Company wide and business unit operating plans and objectives;

  —
  Advance organizational stability by fostering loyalty and by obtaining contractual commitments from senior employees; and

  —
  Align employee goals with long term growth of stockholder value.

We seek to achieve these objectives by linking a significant portion of compensation, both annual and long term, to specific performance goals; by remaining competitive in the market for executive talent; through long term compensation vesting requirements and executive employment agreements; and through the grant of stock options.

The Compensation Committee works closely with the Company's Human Resources Department and with the Chairman, Co-Chairman and President to formulate the Company's plans and programs and to fix compensation of senior executives, including the Executive Officers. Among other things, the Company conducts periodic market surveys to determine the range of salary, benefits, bonus, equity and other compensation appropriate for the position and for the particular geographic territory. We recruit senior management from many established entertainment, consumer products and technology companies, and our executives are subject to competitive recruiting efforts from these and other companies. We are therefore responsive to market needs when we formulate our programs and fix senior executive compensation.

Executive Compensation

The key elements of the Company's executive compensation package consist of base salary, annual incentive bonus and stock options. The Company regularly evaluates the balance among these three components of compensation in light of the Company's ongoing recruitment and retention programs and market requirements. Executive Officer compensation and the Company's general compensation policies and programs for all senior employees are customarily reviewed in the fourth fiscal quarter, with adjustments effective at the beginning of the next fiscal year.

Base Salaries.    Each of the Company's Executive Officers has entered into an employment agreement that sets minimum base salaries for each year of the agreement. Such base salaries may also be subject to increases based on annual performance evaluations and salary reviews. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to executives with comparable qualifications, experience and responsibilities at other similar companies and at the companies with whom Activision competes for talent.

Annual Incentive Bonuses.    Consistent with its goal of motivating employees to achieve Company objectives, Activision believes a significant portion of compensation should be linked to performance. The Company's annual bonus program has historically tied annual bonuses to objective criteria, with individual bonuses and discretionary bonus pools subject to achievement of individual, team and Company-wide operating plans. Objective criteria and bonus potential, expressed as a percentage of base salary, are fixed prior to the beginning of each fiscal year and performance is reviewed and bonuses determined shortly after fiscal year end. Over time, the Company has regularly refined the annual performance objectives to better align them with key operating goals and has also raised the operating objectives to create incentives for improved Company and business unit performance. For fiscal 2003, the Company continued this program, with bonus criteria and payouts tied to higher year over year goals throughout the organization. As a result, overall fiscal 2003 bonus payments were lower as a percentage of base salaries than in previous years.

Stock Options.    We believe that stock options are an essential component of total compensation. Through options, the interests of executives are aligned with those of our Stockholders because compensation is directly linked to an increase in share value. We believe that over time equity based compensation has been a major factor in Activision's ability to recruit and retain employees and in our ability to achieve our growth and market position. Many of our competitors for executive talent rely heavily on stock options and other equity based compensation, and we expect that this will continue in the future. We believe therefore that the granting of options is a competitive necessity for the Company.

Stock options are typically granted to an executive officer when the officer first joins the Company, in connection with the executive entering into an employment contract or an extension or renewal of the contract, or in connection with a significant change in position. Options are also granted annually to provide incentives for continued employment and retention of employment. All option grants made by the Compensation Committee are made at fair market value on the date of the grant and are typically subject to vesting periods.

The Company is focused on an overall shift in the balance of year-end compensation from stock options to incentive cash bonuses and an overall reduction in option grant targets as a component of annual compensation.

In fiscal 2003, however, option grants were made in connection with Executive Officer contract renewals and extensions, employee retention and annual grants. In addition, in fiscal 2003, we generally lengthened the vesting period for stock options and effectively linked the ability of Executive Officers to realize a significant portion of the value of their stock option grants to the achievement of performance criteria.

Fiscal 2003 Compensation for Chairman, Co-Chairman and Chief Executive Officer, Activision Publishing.

Each of Messrs. Kotick, Kelly and Doornink is a party to a long term employment agreement, described under the heading "Employment Agreements," which fixes base salary and certain benefits. Messrs. Kotick and Kelly are compensated at the same level.

In a process similar to that described above for Executive Officers, the Compensation Committee reviews and fixes compensation for Messrs. Kotick, Kelly and Doornink. At the beginning of the 2003 fiscal year, the Compensation Committee fixed specific performance goals for the year based on overall Company operating and strategic objectives, including objectives relating to earnings per share, operating earnings, certain other operating and balance sheet metrics and capital raising activities. In April, 2003, the Compensation Committee determined that Messrs. Kotick and Kelly achieved performance goals such that they should be granted year end bonuses in the form of long term compensation through stock options. The Compensation Committee therefore approved the grant of options to each of Messrs. Kotick and Kelly to purchase 153,000 shares at an exercise price of $9.43 per share (the then fair market value), and no cash bonus was paid. A portion of the options vest over a three year period and a substantial portion vest at the end of seven years, but subject to earlier vesting upon achievement of additional performance criteria. The Compensation Committee determined that Mr. Doornink had achieved his performance goals such that he was eligible for a bonus of $192,694, which was approximately 45% of his base salary.

                        Robert J. Morgado, Chairman
                        Barbara S. Isgur
                        Steven T. Mayer

AUDIT COMMITTEE REPORT

During the past year, Congress enacted the Sarbanes-Oxley Act of 2002, which has, among other things, strengthened the authority of corporate audit committees and increased their responsibilities. In response to Congress's actions, the NASDAQ Stock Market, Inc. has proposed related rules concerning audit committee structure, membership, authority, and responsibility. When the NASDAQ rules become effective, they will apply to the Company. The Audit Committee has closely monitored developments in the law related to corporate governance and has been actively engaged in developing and enhancing policies and procedures to comply with the new corporate governance regime imposed by Congress and NASDAQ. In this regard, the Audit Committee has worked closely with the Company's inside and outside counsel as well as the Company's independent auditors.

The Audit Committee consists of three members of the Company's Board of Directors, each of whom in the opinion of the Board meets the current independence requirements of the NASDAQ as well as the financial literacy standards of the NASDAQ. However, when the new NASDAQ independence requirements for Audit Committees become effective after the Company's 2004 annual meeting, Mr. Henderson will no longer meet the independence requirements for Audit Committee membership. At or prior to that time, the Board will take appropriate steps to ensure the Audit Committee meets NASDAQ independence requirements. To ensure continuing compliance with the new requirements created by the Sarbanes-Oxley Act of 2002 and regulations adopted by the SEC and to further strengthen the performance of the Audit Committee, on September 19, 2002, the Board amended the Audit Committee charter. A copy of the charter is attached to this Proxy Statement as Appendix A.

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee, rather than management, shall be solely responsible for the appointment, compensation and oversight of the Company's independent auditors, and the independent auditor shall report directly to the Audit Committee. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors or internal audit function, and the financial and senior management. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Audit Committee is also responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer or family member. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Activision employees received through established procedures of concerns regarding questionable accounting or auditing matters. It should, however, be noted that regardless of how well it is designed, any system of controls and procedures, of which this policy is one, can only provide reasonable, and not absolute, assurance that the objectives of the policy are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

The Audit Committee's functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent directors are "independent" under the applicable rules. The Audit Committee occupies a Board-level oversight role, in which it provides advice, counsel, and direction to management and the auditors based on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial, legal, and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") audited the Company's financial statements for the fiscal years ended March 31, 2001, March 31, 2002 and March 31, 2003. The Audit Committee reviewed and discussed the audited financial statements for fiscal 2003 with the Company's management and with PricewaterhouseCoopers and discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. This review included a discussion with management of the quality, not merely the acceptability, of the Company's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company's financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers their independence.

The Audit Committee met quarterly in conjunction with the release of the Company's earnings to discuss the interim financial information contained in each quarterly earnings announcement with the Company's management and with PricewaterhouseCoopers. Further, the Audit Committee Chairperson participated in a telephonic conference call including management, PricewaterhouseCoopers and counsel where each addressed, prior to filing, the procedure for the preparation of periodic reports and the compliance as to form and material accuracy of statements made in the periodic quarterly and annual reports. In addition, the Audit Committee reviewed and discussed the Company's annual report filed on Form 10-K with the Company's management.

The members of the Audit Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely on the information provided to them and on the representations made by management and the independent accountants. The Sarbanes-Oxley Act of 2002 requires that the Board name at least one "financial expert" on its audit committee by the next fiscal year—fiscal year 2004. The Board expects that it will timely designate either a present or future Audit Committee member a "financial expert."

Services Provided by the Independent Auditors

The Audit Committee has considered whether PricewaterhouseCoopers' provision of non-audit services is compatible with maintaining the independent auditors' independence and has concluded that it is compatible. In accordance with existing Audit Committee Charter and the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has pre-approved all audit and non-audit services to be provided by PricewaterhouseCoopers. These include audit services, audit-related services, tax services, and other services. In some cases, the Audit Committee has pre-approved services extending up to a year. Such services usually relate to a particular category or group of services and are subject to a specific budget.

Fiscal 2003 Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees

On January 28, 2003, the SEC promulgated new rules regarding the disclosure of audit fees, audit-related fees, tax fees and all other fees in SEC Release 33-8183. Although these disclosure provisions are effective for periodic annual filings for the first fiscal year ending after December 15, 2003, the SEC has encouraged earlier compliance. Accordingly, the Company has elected to comply with the new disclosure provisions set forth in SEC Release 33-8183. In compliance with the existing disclosure provisions, however, we note that for the most recent completed fiscal year, the Company did not retain PricewaterhouseCoopers for the provision any services that could be categorized as "financial information systems design and implementation."

During fiscal 2003, the Company retained PricewaterhouseCoopers to provide services in the following categories and amounts (amounts include out-of-pocket expenses incurred by PricewaterhouseCoopers in connection with providing such services and billed to the Company):

Principal Accountant Fees

	Year ending March 31,
	2003	2002

Audit fees (1)
Worldwide audit fee	$419,000	$351,000
Statutory audits	169,000	127,000
Accounting assistance and SEC documents	120,000	152,000
Total audit fees	708,000	630,000
Audit related fees (2)
401k audit	17,000	14,000
Mergers & acquisitions due diligence	173,000	–
Review of disclosure controls and procedures	7,000	–
Total audit related fees	197,000	14,000
Tax fees (3)
Compliance	182,000	156,000
Planning and advice	603,000	93,000
Total tax fees	785,000	249,000
All other fees (4)	120,000	86,000

Total	$1,810,000	$979,000

(1)
Audit Fees: This category includes services provided in connection with the annual audit of our financial statements, (including required quarterly reviews of financial statements included in our Form 10-Q), statutory audits required for certain of our non-U.S. subsidiaries, comfort letters, and consents and assistance with and review of documents filed with the SEC. This category also includes advice on matters that arose during, or as a result of the audit or review of our financial statements.

(2)
Audit Related Fees: This category includes services provided in connection with the annual audit of our 401(k) benefit plan, due diligence related to mergers and acquisitions, and a review of our disclosure control procedures.

(3)
Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, R&D tax credit and other technical tax consulting.

(4)
Other Fees: For the year ended March 31, 2003, this category includes services provided in connection with the location of property to lease by the Company's U.K. distribution facility, subscription to an online research tool and preparation of an ex-patriot employee's tax return. For the year ended March 31, 2002, this category includes fees for clerical services provided in connection with certain litigation and subscription to an online research tool.

Based on the Audit Committee's review and discussions noted above, the Audit Committee has recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the SEC.

                        AUDIT COMMITTEE

                        Barbara S. Isgur, Chairperson
                        Kenneth L. Henderson
                        Steven T. Mayer

PROPOSAL 2

Approval of Amendment to Amended and Restated Certificate of Incorporation, as Amended, to Increase Authorized Shares

        The Stockholders are being asked to approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized shares of Common Stock from 125,000,000 to 225,000,000 and to increase the number of authorized shares of Series A preferred stock from 1,250,000 to 2,250,000. In July 2003, the Board adopted resolutions approving and authorizing the amendment and directing that the amendment be submitted to a vote of the Stockholders at the Annual Meeting. The Board determined that the amendment is in the best interests of the Company and its Stockholders and unanimously recommends approval by the Stockholders. If the proposed amendment is approved by the Stockholders, the Board currently intends to file a Certificate of Amendment to the Certificate reflecting such amendment with the Secretary of State of the State of Delaware as soon as practicable following such Stockholder approval.

The Certificate currently authorizes the issuance of up to 125,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock of which 1,250,000 shares have been designated as Series A Junior Preferred Stock. No shares of Preferred Stock or Series A Junior Preferred Stock are issued and outstanding. The proposed amendment will, if adopted, result in an increase in the number of authorized shares of Series A Junior Preferred Stock but not an increase in the total number of authorized shares of Preferred Stock Of the 125,000,000 shares of Common Stock authorized, as of the close of business on June 30, 2003, there were 88,016,775 shares issued and outstanding. In addition, as of June 30, 2003, the Company has reserved up to approximately 112,500 shares of Common Stock for issuance upon the exercise of outstanding warrants, 750,000 shares of Common Stock for issuance pursuant to the Company's employee stock purchase plans and 22,261,000 shares of Common Stock for issuance pursuant to the Company's current incentive compensation plans or as otherwise granted to employees and directors.

The Board of Directors has proposed this amendment to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, and payments of stock dividends, stock splits or other recapitalizations. The Company recently completed the payment of a stock dividend in the form of a three-for-two stock split, which significantly increased the number of shares of Common Stock outstanding and the number reserved for issuance, thus necessitating the need to increase the number of authorized shares of the Company. The Company considers from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise. The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized by the amendment.

If the Stockholders approve the proposed amendment, the Board may cause the issuance of additional shares of Common Stock without further vote of the Stockholders of the Company, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any national securities exchange on which shares of Common Stock of the Company may then be listed. Under the Company's Certificate, the Company's Stockholders do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current Stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing Stockholders.

The increase in the number of authorized shares of Common Stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.

If approved, the amendment would amend and restate Article Fourth of the Certificate as follows:

    "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred and thirty million (230,000,000) shares, of which five million (5,000,000) shares are designated Preferred Stock, par value $.000001 per share and aggregate par value of five dollars ($5.00) ("Preferred Stock"), and of which two hundred twenty-five million (225,000,000) shares are designated Common Stock, par value $.000001 per share and aggregate par value of two hundred twenty-five dollars ($225.00) ("Common Stock"). Of the 5,000,000 shares of Preferred Stock, two million two hundred and fifty thousand (2,250,000) shares are designated Series A Junior Preferred Stock, par value $.000001 per share and aggregate par value of two dollars and twenty-five cents ($2.25)."

The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the proposed amendment.

The Board recommends that you vote FOR the proposed Amendment to the Amended and Restated Certificate of Incorporation, as amended.

PROPOSAL 3

APPROVAL OF THE ADOPTION OF THE ACTIVISION 2003 INCENTIVE PLAN

GENERAL

The Board of Directors adopted the 2003 Incentive Plan (the "2003 Plan") on April 29, 2003. Stockholder approval was not required for effectiveness and the 2003 Plan became effective on such date. For several reasons, however, the Board believes that it is in the best interests of the Company that the 2003 Plan be submitted to the Stockholders for approval. First, Stockholder approval of the 2003 Plan will enable the grant of "Incentive Options" (as defined below). Second, Stockholder approval is required to allow the Company to deduct certain amounts of compensation expenses associated with awards under the 2003 Plan to employees covered by the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Continued effectiveness of the 2003 Plan is not conditioned on Stockholder approval.

The purpose of the 2003 Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, employees, consultants, advisors and other key employees of the Company who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all Stockholders of the Company through the additional incentives inherent in the ownership of shares of the Company's common stock ("Shares"). Equity based compensation has been a major component of Activision's compensation programs over an extended period of time, and management and the Board of Directors believe that the ability of the Company to grant equity based compensation has been a major factor in the Company's ability to achieve its growth and position. Through options, the interests of executives are aligned with those of our Stockholders because compensation is directly linked to an increase in share value. Many of the companies with whom we compete for executive talent rely heavily on stock options in their compensation programs, and we believe that our ability to continue to grant stock options is necessary for us to compete in recruiting and retaining key employees.

The 2003 Plan authorizes the granting of incentive awards through grants of share options ("Options"), share appreciation rights ("SARs"), deferred share awards, performance-based awards, restricted shares and restricted share unit awards (Options, SARs, deferred share awards, performance-based awards, restricted shares and restricted share unit awards are collectively referred to herein as "Awards"). Awards under the 2003 Plan may be granted in combination with other Awards. A total of 9,000,000 Shares are reserved for issuance in connection with Awards under the 2003 Plan.

As of July 14, 2003, approximately 1,796,000 shares were available for new grants under the Company's existing stock option and incentive plans, and there were approximately 28,292,000 shares subject to outstanding awards under these and other plans and programs. Although the existing stock option and incentive plans will remain in place, they do not in the judgment of the Board of Directors provide sufficient Shares for market-competitive grant levels for an extended period. The 2003 Plan provides the Company with the ability to grant options and make other stock based awards over an extended period of time, without the need to adopt a new plan or amend existing plans. The Board adopted the 2003 Plan with the expectation that no new option plans (and no increases in the size of existing plans) would be required for the next several fiscal years. This expectation is subject to the Company's needs with regard to any Options in connection with any executive recruiting, acquisition or strategic transaction during this period. No such transactions are currently planned.

The 2003 Plan explicitly prohibits the reduction of the exercise price of any Options or SARs granted under the 2003 Plan (except in connection with adjustments as described below under the caption, Antidilution Provisions).

Additionally, the Board of Directors has adopted a policy that all stock Options must be granted with an exercise price at least equal to fair market value of the underlying Shares on the date of grant.

If the Stockholders do not approve Proposal 3, the 2003 Plan will nonetheless remain in effect and Options and other Awards will in the future be granted under the 2003 Plan. In addition, a substantial portion of the Company's compensation costs may not be tax deductible to the Company due to its failure to satisfy the requirements of Section 162(m) of the Code, thereby potentially significantly adding to the Company's income tax liability and affecting its future cash flow. Also, the Company's employees will be foreclosed from receiving the favorable tax treatment available through the use of Incentive Options. No Awards will be made under the 2003 Plan to employees subject to the rules of Code Section 162(m) ("Key Employees") prior to the conclusion of the Annual Meeting, and thereafter any Awards to Key Employees will be made in the sole discretion of the Compensation Committee.

The affirmative vote of majority of the votes cast at the Annual Meeting is required for the approval of the adoption of the 2003 Plan.

The Board recommends a vote FOR adoption of the Activision 2003
Incentive Plan.

The following summary of the principal terms and provisions of the 2003 Plan is qualified in its entirety by reference to the full text of the 2003 Plan, which is attached as Appendix B to this Proxy Statement.

Shares Subject to the 2003 Plan

The maximum number of Shares that may be subject of Awards under the 2003 Plan is 9,000,000. No employee participating in the 2003 Plan may receive Awards under the 2003 Plan with respect to more than 750,000 Shares in any given year. Shares covered by any unexercised portions of terminated Options, Shares forfeited by participants and Shares subject to any Awards that are otherwise surrendered by a participant without receiving any payment or other benefit with respect thereto may again be subject to certain new Awards under the 2003 Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the 2003 Plan. Shares subject to Options, or portions of Options, which have been surrendered in connection with the exercise of an SAR, are not again available for grant of Awards under the 2003 Plan. The Shares to be issued or delivered under the 2003 Plan are authorized and unissued Shares, issued Shares that have been reacquired by the Company, or a combination thereof.

Eligibility

All officers, employees, directors, advisors and consultants of the Company or any of its subsidiaries or affiliates and certain other individuals are eligible to receive Awards under the 2003 Plan subject to certain restrictions that apply to members of the Compensation Committee. It is estimated that approximately 1,200 individuals currently are eligible to participate in the 2003 Plan.

As all Awards under the 2003 Plan are granted at the sole discretion of the Compensation Committee, it cannot be determined at this point which individuals or classes of employees will receive Awards under the 2003 Plan. As of

July 28, 2003, the Company has granted no Options to purchase Shares and has made no other Awards under the 2003 Plan.

Administration

The 2003 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of independent directors who are not employees of the Company. The Committee will determine the officers, employees, consultants, directors and other individuals who will be eligible for and granted Awards, determine the amount and type of Awards, establish rules and guidelines relating to the 2003 Plan, establish, modify and terminate the terms and conditions of Awards (except that the exercise price of any Options or SARs may not be reduced after the date of grant, except adjustments described below under Antidilution Adjustments) and take such other action as may be necessary for the proper administration of the 2003 Plan.

Options

"Incentive Options" meeting the requirements of Section 422 of the Code and "Non-Qualified Options" that do not meet such requirements are both available for grant under the 2003 Plan. However, the timely approval of the Stockholders of the Company is required for any Incentive Options to qualify under Section 422 of the Code. The term of each Option will be determined by the Committee, but no Incentive Option will be exercisable more than ten years after the date of grant. Among other restrictions, the exercise price per share for Incentive Options and Non-Qualified Options that are performance-based Awards must be at least equal to 100% of the fair market value of a Share on the date of grant. The exercise price of an Option can be paid for (i) in cash, or by certified or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by tendering (actually or constructively) previously acquired Shares (valued at its fair market value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (iii) if Shares are traded on a national securities exchange, the NASDAQ Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (iv) with the consent of the Committee, by any combination of (i), (ii) and (iii) or through any other method expressly authorized by the Committee. An Option may provide that upon exercise the holder will automatically be granted a new Option covering that number of Shares equal to (i) the number of Shares delivered to the Company by the holder in payment of the exercise price of the Option, (ii) the number of Shares withheld from Shares otherwise issuable to the holder upon exercise in payment of the tax obligations attributable thereto, or (iii) the number of Shares with a then fair market value equal to the amount of the withholding obligations paid in cash by the holder.

Options are not transferable except by will or the laws of descent and distribution and may be exercised only by the participant (or his guardian or legal representative) during his or her lifetime; provided, however, that Non-Qualified Options and related SARs (as defined below) may, under certain circumstances, be transferable to family members and trusts for the benefit of the participant or his family members.

Share Appreciation Rights

The 2003 Plan provides that SARs may be granted (i) in conjunction with all or part of any Option granted under the 2003 Plan, at the time of the grant of such option or at any subsequent time during the term of the Option (a "Related SAR"); or (ii) without regard to any Option. Upon the exercise of a Related SAR, the related share Option, or the portion of such Option in respect of which such Related SAR is exercised, will terminate. Special rules apply to SARs granted in conjunction with Incentive Options.

Restricted Shares and Restricted Share Units

The Company may award restricted Shares and/or units which represent a conditional right to receive Shares, cash or a combination of Shares and cash in the future to selected participants. A grant of restricted Shares gives a participant the right to receive Shares subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the restricted Shares may be based upon performance standards, length of service or other criteria as the Committee may determine.

Deferred Share Awards

The Committee may award to participants the right to receive Shares that are not to be distributed to the participant until after a specified deferral period ("deferred share awards"). The Committee may determine the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the terms and conditions of the Award. If a participant's employment terminates by reason of death or permanent disability during the Deferral Period, or in cases of special circumstances, the Committee may waive any or all of the remaining deferral limitations. In addition, prior to completion of the Deferral Period, a participant may elect to further defer receipt of the award for a specified period or until a specified event, subject in each case to the approval of the Committee and under such terms as are determined by the Committee.

Performance-Based Awards

Certain Awards granted under the 2003 Plan may qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code ("Performance-Based Awards"), provided that the Stockholders approve the 2003 Plan. Performance-Based Awards may be awarded to those Key Employees, at any time and from time to time, as shall be determined by the Committee. Awards may only qualify as Performance Based Awards if, among other things, at the time of grant the Committee is comprised solely of two or more "outside directors." Such Performance-Based Awards may take the form of cash, Shares, Options, SARs or any combination thereof. The Committee shall set performance goals based on specific performance measures which, depending on the extent to which such goals are met, will determine the number and/or value of such Performance-Based Awards that will be paid out to the participants. The maximum amount of Performance-Based Awards (other than Options or SARs) that may be awarded to any employee during any fiscal year of the Company is $1,000,000. The maximum amount of Performance-Based Awards that are Options or SARs that may be awarded to any employee during any fiscal year of the Company is Options or SARs covering 750,000 Shares. The Committee will establish in writing the objective performance goals applicable to a given period and the employee or class of employees to which such goals apply and may not revise such performance goals or increase the amount of compensation payable thereunder upon the attainment of such goals.

General Provisions

Antidilution Provisions.    The number of Shares authorized to be issued under the 2003 Plan and subject to outstanding Awards (and the grant or exercise price of such Awards) may be adjusted to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar change in capitalization.

Change of Control.    The Committee may, in its discretion, determine that the terms of any Award shall provide that upon a Change of Control of the Company (as defined below), (i) Options (and SARs) accelerate and become fully exercisable, (ii) restrictions on restricted share awards lapse and the Shares become fully vested, and (iii) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the applicable document evidencing such Award. The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and SAR outstanding hereunder shall terminate within a specified number of days after notice to the participant or holder, and such participant or holder shall receive, with respect to each Share subject to such Option or SAR, an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option or SAR; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of the 2003 Plan, a "Change of Control" of the Company shall mean an event described in the applicable document evidencing such Award.

Reorganization.    In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a "Reorganization"), the Committee or the Board of Directors of the Company may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Reorganization) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion.

Employment Violations.    Each share option agreement granted under the 2003 Plan shall provide that if the Optionee is or shall become subject to an employment agreement with the Company and materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Optionee (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of the Option, if any, whether vested or unvested, and (ii) payment by the Optionee to the Company of the Recapture Amount (as defined below). Such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Optionee's employment if not already terminated, seek injunctive relief and additional monetary damages.

For purposes of the 2003 Plan, the "Recapture Amount" shall mean the gross gain realized or unrealized by the Optionee upon each exercise of his Option during the period beginning on the date which is twelve (12) months prior to the date of the Optionee's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

  (i)
  if the Optionee has exercised any portion of his Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

  (ii)
  if the Optionee has exercised any portion of his Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the fair market value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under these provisions, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Optionee to the Company of the Recapture Amount determined pursuant to clause (ii) above, the Optionee, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

With respect to any other Awards granted under the 2003 Plan, the terms of any SAR, restricted share or restricted share unit award, deferred share award or other document evidencing an Award, may include comparable provisions to those set forth above.

Certain Federal Income Tax Consequences of the 2003 Plan

The following is a brief summary of the principal federal income tax consequences of Awards under the 2003 Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Unless the Stockholders approve the 2003 Plan, the Company will be unable to issue Incentive Options. In general, a participant is not subject to regular federal income tax either at the time of grant or at the time of exercise of an Incentive Option. However, upon exercise, the difference between the fair market value of the Shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Shares acquired through the exercise of an Incentive Option in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the Incentive Option nor within one year of the transfer of the Shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Shares, and such gain will be taxable as gain from the sale of a capital asset.

The Company will not receive any tax deduction on the exercise of an Incentive Option or, if the above holding period requirements are met, on the sale of the underlying Shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount includable in income by the participant. The participant generally will be required to include in income in such event (and the Company would be entitled to deduct) an amount equal to the difference between the fair market value of the Shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise would be taxed as capital gain and will not result in any deduction by the Company.

If Non-Qualified Options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the Option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

No income will be realized by a participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any Shares received upon the exercise of an SAR. The Company will be entitled to a deduction equal to the amount includable in such participant's income by reason of the exercise of any SAR.

Except as described in the following paragraph, a grant of restricted Shares or restricted share units does not constitute a taxable event for either a participant or the Company. However, a recipient of restricted shares will be subject to tax, at ordinary income rates, based on the fair market value of the Shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time. A recipient of restricted share units will be subject to tax, at ordinary income rates, when the recipient receives the underlying Shares (or cash), based on the then fair market value of the Shares. The Company will be entitled to take a commensurate deduction at that time.

A participant may elect to recognize taxable ordinary income at the time restricted Shares are awarded in an amount equal to the fair market value of the Shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the Shares will be taxed as capital gains when the Shares are sold. However, if, after making such an election, the Shares are forfeited, the participant will be unable to claim any loss deduction.

The receipt of a deferred share award generally will not be a taxable event until the award is paid or otherwise made available to the participant. A participant will recognize ordinary income (and the Company will be entitled to a deduction in like amount) equal to the fair market value of the Deferred Shares on the date of issuance.

Unless the Stockholders approve the 2003 Plan, deductions otherwise available to the Company for certain Awards made to certain key executives may be limited, in whole or in part.

Termination, Amendment and ERISA Status

The 2003 Plan will terminate by its terms and without any action by the Board on April 28, 2013. No Awards may be made after that date. Awards outstanding on April 28, 2013 will remain valid in accordance with their terms.

The Committee may amend or alter the terms of Awards under the 2003 Plan, including the vesting or performance provisions of the grants of restricted Shares or restricted share units, but shall have no authority to reduce the exercise price of any options or SARs granted under the 2003 Plan (except in connection with adjustments as described above under the caption, Antidilution Provisions).

Subject to certain limitations, the Committee may from time to time, alter, amend, suspend or terminate the 2003 Plan as it deems advisable. However, at any time after the 2003 Plan is approved by the Stockholders the Board will not be able, without the approval of the Stockholders, to amend the 2003 Plan to increase the number of Shares that may be the subject of Awards granted under the 2003 Plan (except for certain adjustments necessary to prevent dilution or enlargements of benefits available under the 2003 Plan with respect to a recapitalization, merger, consolidation or similar corporate transaction affecting the Shares underlying Awards granted under the 2003 Plan). In addition, no amendments to or termination of the 2003 Plan shall in any way impair the rights of a participant under any Award previously granted without such participant's consent.

The 2003 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1976, as amended.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee of the Board of Directors of the Company, the Board has appointed PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the current fiscal year ending March 31, 2004. PricewaterhouseCoopers LLP served as the Company's independent auditors for fiscal 2001, 2002 and 2003. The Board is requesting ratification by the Stockholders at the Annual Meeting of the appointment of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

On March 20, 2001, PricewaterhouseCoopers LLP was engaged as the Company's independent auditors. During the Company's three most recently completed fiscal years, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events as described in Item 304 of Regulation S-K.

Stockholder approval is not required for the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, since the Board and the Audit Committee have the responsibility for selecting auditors. However, the appointment is being submitted for ratification at the Annual Meeting and requires the affirmative vote of a majority of the votes cast. In the event the Stockholders fail to ratify the appointment, the Board will reconsider its selection for the next fiscal year. Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the Company's and its Stockholders' best interests.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of Proposal 4.

The Board recommends that you vote FOR the ratification
of the appointment of PricewaterhouseCoopers LLP to serve as the
Company's independent auditors for the fiscal year ending March 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of common stock and other equity securities of the Company.

To the Company's knowledge, based solely upon a review of the copies of Section 16(a) forms filed with the SEC and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal year ended March 31, 2003, all filing requirements pursuant to Section 16(a) of the Exchange Act applicable to the Company's Executive Officers, Directors and greater than 10% beneficial owners were complied with, with the following exceptions: each of Messrs. Chardavoyne, Doornink, Rose, Rowe and Steele failed to file one Form 4 on a timely basis with respect to one transaction.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the 2004 Annual Meeting of Stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the next Annual Meeting, Stockholder proposals must be received by the Company no later than March 29, 2004 and must otherwise comply with the requirements of Rule 14a-8.

In addition, the Company's By-laws have an advance notice procedure with regard to nominations for the election of directors and business proposals to be brought before an Annual Meeting of Stockholders by any Stockholder. In general, any Stockholder may nominate one or more persons for election as directors or propose business to be brought before an annual meeting, or both, only if such Stockholder has given timely notice in proper written form of such nomination or nominations or business proposal, setting forth certain specified information relating to such Stockholder and his or her nominations or business proposal. To be timely, notice must be received by the Company's Secretary at least 60 (but not more than 90) days before the Annual Meeting of Stockholders to be held in 2004; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the 2004 Annual Meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the 2004 Annual Meeting was mailed or such public disclosure was made, whichever occurs first. We currently plan to hold our 2004 Annual Meeting of Stockholders in September 2004.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report for the fiscal year ended March 31, 2003, including financial statements, accompanies this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.

OTHER MATTERS

The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies received by them in accordance with their best judgment with respect to all such matters.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXY CARDS WITHOUT DELAY.
A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                        By Order of the Board of Directors,

                        George L. Rose
                         Secretary

APPENDIX A

ACTIVISION, INC.

AUDIT COMMITTEE CHARTER

I. ORGANIZATION

There shall be an Audit Committee of the Board of Directors of Activision, Inc. (the "Company") composed of at least three directors, each of whom is independent of the management and free of any relationship that would interfere with his or her exercise of independent judgment as a member of the Audit Committee. Each member of the Audit Committee shall satisfy the independence requirements of The NASDAQ Stock Market and applicable law, including the Sarbanes-Oxley Act of 2002 (the "SOA") and the regulations thereunder.

All members of the Audit Committee shall understand financial statements and be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise as required by applicable law, including the SOA and the rules thereunder, and exchange rules. The Board of Directors shall appoint the chairperson of the Audit Committee, and if the Board does not designate a chairperson the Audit Committee shall elect a chairperson from its own membership.

II. STATEMENT OF POLICY

The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information provided by the Company to any governmental body or the public. The Audit Committee-rather than management- shall be solely responsible for the appointment, compensation and oversight of the Company's independent auditors, and the independent auditor shall report directly to the Audit Committee. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors or internal audit function, and the financial and senior management. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The Audit Committee shall also be responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer or family member.

III. MEETINGS

The Audit Committee shall meet four times per year or more frequently as the circumstances require. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information, as necessary in the judgment of the Audit Committee. The Audit Committee may also meet with the chief financial officer, the senior internal auditing executive (if any) and the independent auditor in separate executive sessions. The Audit Committee may create subcommittees who shall report to the Audit Committee.

IV. RESPONSIBILITIES

The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

  Document/Report Review

  •
  Review and update this Charter periodically.

  •
  Include a copy of this Charter as an appendix to the Company's proxy statement at least once every three years, but in the event that the Charter is materially amended, include the Charter as an appendix to the Company's proxy statement in such year.

  •
  Review the financial statements and any reports contained in the annual report or other financial information submitted to any governmental body, or the public, including the Company's Quarterly Reports on Form 10-Q, with management and the independent auditors to determine whether the independent auditors are satisfied with the disclosure and content of such documents, and participate in quarterly and annual review and certification of periodic reports.

  •
  Receive before each meeting of the Audit Committee, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  Independent Auditors

  •
  Have sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification) and be directly responsible for approval of fees and other compensation to be paid to the independent auditors.

  •
  Pre-approve audit and non-audit services provided by the independent auditor consistent with applicable law and exchange requirements.

  •
  Review and discuss with the Board of Directors any relationship between the independent auditors and the Company or any other relationships that may adversely affect the independence of the independent auditors.

  •
  Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.

  •
  Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

  •
  Review performance of the independent auditors; determine whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis; and approve any proposed discharge of the independent accountants when circumstances warrant, including a formal review of the selection of independent auditors not less frequently than every five years.

  •
  Require the lead audit partner to be rotated every five years.

  •
  Consider whether the independent auditor's provision and implementation of non-audit services to the Company is compatible with maintaining the independent auditor's independence and is consistent with applicable law and stock exchange requirements.

  Process

  •
  Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

  •
  Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

  •
  Review with the independent auditors, the internal auditing staff, if any, and the financial and accounting personnel, out of the presence of management, the adequacy of the accounting and financial controls, computerized information system controls and security, and matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

  •
  Elicit any recommendations for improvement of particular areas where augmented controls are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any activity that might be unethical or otherwise improper.

  •
  Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

  •
  Receive from the independent auditor a report of all critical accounting policies and practices, all alternative treatments of financial information that have been discussed and the ramifications of such alternate treatments, including the treatment preferred by the independent auditor, and all material communications between the independent auditor and management.

  •
  Determine, as regarding new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

  •
  Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  •
  Review any significant disagreement or changes required in the independent auditor's audit plans among management and the independent auditors or the internal auditing department (if any) in connection with the preparation of the financial statements.

  •
  Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  •
  Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

  •
  Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements, auditing or accounting policies.

  •
  Inquire of management, the internal auditing staff, if any, and the independent accountants about any potential risks or exposures and assess the steps managements should take or has taken to minimize such risk.

  Ethical and Legal Compliance

  •
  Review any year-to-year changes in accounting principles or practices.

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters.

  •
  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Review accounting and financial personnel, including the internal audit department, if any.

  •
  Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

  •
  Review, with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs, including corporate securities trading policies.

  •
  Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

APPENDIX B

ACTIVISION, INC.

2003 INCENTIVE PLAN

ACTIVISION, INC., a corporation formed under the laws of the State of Delaware (the "Company"), hereby establishes and adopts the following 2003 Incentive Plan (the "Plan").

RECITALS

        WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as directors, officers and/or employees of the Company and its subsidiaries by increasing their proprietary interest in the Company's growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of share options ("Options"), grants of share appreciation rights, grants of Share Purchase Awards (hereafter defined), grants of Restricted Share Awards (hereafter defined), grants of Performance-Based Awards (hereafter defined), or any other award made under the Plan to those persons (each such person, a "Participant") whose judgment, initiative and efforts are or have been or will be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.    Purpose.    The Purpose of the Plan is to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and other employees of the Company and its subsidiaries who will contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership or increased ownership of the Company's shares of common stock, par value $.000001 per share ("Shares"). For purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation," as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Securities and Exchange Commission ("SEC"), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of the Plan, the term "Award" shall mean a grant of an Option, a grant of a share appreciation right, a grant of a Share Purchase Award, a grant of a Restricted Share Award, or any other award made under the terms of the Plan.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

2.1.    Number of Shares.    Subject to the adjustment provisions of Section 8.6 hereof, the aggregate number of Shares which may be issued under Awards under the Plan shall not exceed 9,000,000. No Options to purchase fractional Shares shall be granted or issued under the Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares issued or issuable under any Award granted under the terms of the Plan.

2.2.    Shares Subject to Terminated Awards.    The Shares covered by any unexercised portions of terminated Options, Shares forfeited as provided in Section 6.1(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan, other than grants of Options intended to qualify as incentive share options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of a Related SAR (as defined in Article 5, below) shall not again be available for the grant of Awards under the Plan.

2.3.    Character of Shares.    Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

2.4.    Limitations on Grants to Individual Participant.    Subject to adjustments pursuant to the provisions of Section 8.6 hereof, the maximum number of Shares with respect to which Options or share appreciation rights may be granted hereunder to any employee during any fiscal year of the Company shall be 750,000 Shares (the "Limitation"). If an Option is cancelled, the cancelled Option shall continue to be counted toward the Limitation for the fiscal year in which it was granted. An Option (or a share appreciation right) that is repriced during any fiscal year is treated as the cancellation of the Option (or share appreciation right) and a grant of a new Option (or share appreciation right) for purposes of the Limitation for that fiscal year.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.    Awards to Employees, Directors and Others.    Participants who receive (i) Options under Article 4 hereof or share appreciation rights under Article 5 ("Optionees"), and (ii) any other Awards granted under the Plan shall consist of such officers, employees, consultants, advisors, and directors ("Directors") of the Company or any of its subsidiaries or affiliates as the Committee (as defined in Section 3.2 below) shall select from time to time in its sole and absolute discretion.

3.2.    Administration.    (a) The Plan shall be administered by a committee or committees (the "Committee") consisting of not fewer than two Directors as designated by the Directors. The Directors may remove from, add members to, or fill vacancies in the Committee. In determining the composition of any committee or subcommittee, the Directors or the Committee, as the case may be, shall consider the desirability of compliance with the compositional requirements of (i) Rule 16b-3 of the SEC with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Exchange Act with respect to securities of the Company and (ii) Section 162(m) of the Code, but shall not be bound by such compliance.

(b)    Notwithstanding any other provision of this Plan, any Award to a member of the Committee must be approved by the Board of Directors of the Company (excluding Directors who are also members of the Committee) to be effective.

(c)    The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members.

(d)    Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to grant Awards under the Plan, to determine the amount and/or number of Shares subject to an Award, to determine the terms of such Award (which terms need not be identical), to interpret the provisions of the Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and other Plan participants.

ARTICLE 4.

OPTIONS

4.1.    Grant of Options.    The Committee shall determine, within the limitations of the Plan, those Participants to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option and the option price, the time or times at which Options are exercisable, and all other terms of the Options, and shall designate such Options at the time of the grant as either incentive share options ("ISOs") that satisfy the requirements of Section 422 of the Code or nonqualified share options ("NQOs") not intended to satisfy those requirements; provided, however, that Options granted to employees of an affiliate (that is not also a subsidiary) or to non-employees of the Company may only be NQOs.

4.2.    Share Option Agreements; etc.    All Options granted pursuant to this Article 4 (a) shall be authorized by the Committee and (b) shall be evidenced in writing by share option agreements ("Share Option Agreements") in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options that are intended to qualify as ISOs, are not inconsistent with Section 422 of the Code. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. To the extent that any Option does not qualify as an ISO (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate NQO.

4.3.    Option Price.    Except as otherwise provided herein, and subject to Section 4.5, the option exercise price per each Share purchasable under any Option for all (i) ISOs, (ii) NQOs that are Performance-Based Awards (as defined in Article 9, below) and (iii) Options granted under Section 4.4, below shall not be less than 100% of the Fair Market Value of such Share on the date of the grant of such Option. Except as otherwise provided herein, the Option exercise price per share of each Share purchasable under any NQO that is not intended to be performance-based under Section 162(m) of the Code shall be determined by the Committee at the time of the grant of such Option.

4.4.    Reload Options.    An Option may provide, subject to such terms as the Committee shall authorize, that upon the exercise of the Option, the holder will automatically be granted a new Option covering that number of Shares equal to (i) the number of Shares delivered to the Company by the holder, or withheld from Shares otherwise issuable to the holder upon exercise, in payment of the exercise price of the Option or the tax withholding obligations attributable thereto and/or (ii) that number of Shares with a then Fair Market Value equal to the amount of the withholding obligations paid in cash by the holder.

4.5.    Incentive Options.    Options granted under the Plan that are intended to be ISOs will be subject to the following additional terms:

  (a)    Dollar limit. To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of Shares with respect to which Options that would otherwise be ISOs are exercisable for the first time by an individual during any calendar year under the Plan (and any other plan of the Company, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or other amount allowed under Section 422 of the Code or the regulations promulgated thereunder), whether by reason of acceleration or otherwise, those Options will not be treated as ISOs. In making this determination, Options will be taken into account in the order in which they were granted.

  (b)    10% Shareholder. If any employee to whom an ISO is to be granted is, on the date of grant, the owner of Shares (determined using the attribution rules of Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary, then the following special provisions will apply to the option granted to that employee:

    (i)  The Option price per Share of the stock subject to that ISO will not be less than 110% of the Fair Market Value of the Option Shares on the date of grant; and

    (ii)  The Option will not have a term in excess of 5 years from the date of grant.

  (c)    Term. In no event will an ISO be exercisable after the expiration of 10 years from the date of grant of such Option.

  (d)    Employees. The class of employees eligible to receive ISOs is all employees of the Company or a parent or subsidiary. ISOs may only be granted to employees of the Company or a parent or subsidiary. For purposes of this Plan, "parent" has the meaning attributed to such term for purposes of Section 422(b) of the Code.

  (e)    Transferability. An ISO is not transferable by the employee to whom it is granted, other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, only by such employee.

4.6.    Other Provisions.    Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 8 hereof and any other applicable terms and provisions of the Plan.

ARTICLE 5.

SHARE APPRECIATION RIGHTS

5.1.    Grant and Exercise.    The Committee may provide share appreciation rights (i) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option (a "Related SAR") or (ii) without regard to any Option or other Award (a "Freestanding SAR"; Related SARs and Freestanding SARs are referred to collectively herein as "share appreciation rights"), in each case upon such terms and conditions as the Committee may establish, subject to Section 5.3, below, including the right to receive up to, but no more than, an amount in cash or Shares (or part cash, part Shares) as determined by the Committee in its sole discretion.

5.2.    Upon the exercise of a Related SAR, the Option or part thereof to which such Related SAR is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

5.3.    With respect to a Related SAR granted in connection with an Option that is intended to be an ISO, the following shall apply:

  (a)    Such Related SAR shall be granted only at the time of the grant of such ISO.

  (b)    No Related SAR shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and such Related SAR shall be exercisable, during the Holder's lifetime, only by the Holder.

  (c)    A Related SAR granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option exercise price at which Shares can be acquired pursuant to the Option.

  (d)    The right to receive up to, but no more than, an amount in cash or Shares (or part cash, part Shares) with respect to such Related SAR may not exceed the excess of the then Fair Market Value of one Share over the Option exercise price per Share specified in the related Option multiplied by the number of Shares into which the Related SAR is exercisable.

ARTICLE 6.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

6.1.    Restricted Share Awards.    (a) Grant. The Committee may grant to any Participant (i) Shares (together with cash dividend equivalents if so determined by the Committee) (such Shares, "Restricted Shares") and/or units which represent a conditional right to receive Shares, cash or a combination of Shares and cash in the future (such units, "Restricted Share Units") in such amount and manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish. A grant of Restricted Shares and/or Restricted Share Units made pursuant to this Article 6 is referred to as a "Restricted Share Award." The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a "Restricted Share Agreement") which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or its affiliates as a condition precedent to the issuance of restricted stock.

(b)    Rights of Holders of Restricted Shares. Beginning on the date of grant of the Restricted Shares and subject to execution of the Restricted Share Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

(c)    Rights of Holders of Restricted Share Units. Unless the Committee otherwise provides in a Restricted Share Agreement, any Participant holding Restricted Share Units shall have no rights as a shareholder of the Company with respect to such Restricted Share Units. The Committee may provide in the Restricted Share Agreement evidencing a grant of Restricted Share Units that the Participant holding such Restricted Share Units shall be credited with additional Restricted Share Units on account of any dividends paid after the date of the Restricted Share Agreement and prior to delivery of Shares or cash pursuant to such Restricted Share Agreement, in a manner determined by the Committee in its sole discretion.

(d)    Waiver of Forfeiture Period. Notwithstanding anything contained in this Article 6 to the contrary, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the Treasury Regulations thereunder in the case of a Restricted Share Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Share and/or Restricted Share Units) as the Committee shall deem appropriate.

ARTICLE 7.

DEFERRED SHARE AWARDS

7.1.    Shares and Administration.    (a) Awards of the right to receive Shares that are not to be distributed to the Participant until after a specified deferral period (such Award and the deferred Shares delivered thereunder hereinafter as the context shall require, the "Deferred Shares") may be made on such terms, conditions and restrictions as the Committee shall determine, including the time or times at which Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any Participant, and the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Shares will be deferred.

(b)    Prior to completion of the Deferral Period, a Participant may elect to further defer receipt of the Award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the approval of the Committee and under such terms as are determined by the Committee, all in its sole discretion.

(c)    Each Award shall be confirmed by a Deferred Share agreement or other instrument executed by the Company and the Participant.

(d)    In the event of the Participant's death or permanent disability during the Deferral Period (or Elective Deferral Period, where applicable), or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Deferred Shares.

ARTICLE 8.

GENERALLY APPLICABLE PROVISIONS

8.1.    Fair Market Value.    The "Fair Market Value" of a Share shall be determined in good faith by the Committee in its sole discretion from time to time. In no case shall Fair Market Value be less than the par value of a Share. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

8.2.    Exercise of Options.    Vested Options granted under the Plan shall be exercised by the Optionee or by a Permitted Assignee thereof (or by his or her executors, administrators, guardian or legal representative, as provided in Sections 9.5 and 9.6 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their then Fair Market Value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (iii) if Shares are traded on a national securities exchange, the Nasdaq Stock Market, Inc., or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc., and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (iv) through any other method specified in the Share Option Agreement, or with the consent of the Committee, any combination of (i), (ii), and (iii). In connection with a tender of previously acquired Shares pursuant to clause (ii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

8.3.    Transferability.    Except as provided below, and except as otherwise authorized by the Committee in a Share Option Agreement with respect to an Optionee, no Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution, and such Option may be exercised during the life of the Optionee only by the Optionee or his guardian or legal representative. NQOs and any Related SARs granted in tandem therewith are transferable (together and not separately) with the consent of the Committee by the Optionee or holder of such Related SAR ("Holder"), as the case may be, to any one or more of the following persons (each, a "Permitted Assignee"): (i) the spouse, parent, issue, spouse of issue, or issue of spouse ("issue" shall include all descendants whether natural or adopted) of such Optionee or Holder, as the case may be; (ii) a trust for the benefit of one or more of those persons described in clause (i) above or for the benefit of such Optionee or Holder, as the case may be; (iii) an entity in which the Optionee or Holder or any Permitted Assignee thereof is a beneficial owner; or (iv) in the case of a transfer by an Optionee who is a non-employee director, another non-employee director of the Company; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of this Plan and the Share Option Agreement relating to the transferred Option and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Optionee or Holder shall remain bound by the terms and conditions of this Plan. In the case of a transfer by a non-employee director to another non-employee director, the vesting and exercisability shall after such transfer be determined by reference to the service of the assignee, rather than the assignor. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section 8.3.

8.4.    Termination of Employment.    The Committee will determine and set forth in each Share Option Agreement whether the Options granted in such Share Option Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that an Optionee ceases to be employed by or to provide services to the Company or an affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of an Optionee's employment or services will be determined by the Committee, which determination will be final.

8.5.    Amendment and Modification of the Plan.    The Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Committee may not amend the Plan, without the approval of the Company's shareholders, to increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 8.6 hereof). In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee's or Participant's consent.

8.6.    Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan, such that an adjustment is determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Award; provided, in each case, that with respect to ISOs, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. In the event of any reorganization, merger, consolidation, split-up, spin-off, or other business combination involving the Company (collectively, a "Reorganization"), the Committee or the Board of Directors of the Company may cause any Award outstanding as of the effective date of the Reorganization to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Reorganization) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. The determination of fair market value shall be made by the Committee or the Board of Directors, as the case may be, in their sole discretion.

8.7.    Change of Control.    The terms of any Award may provide in the Share Option Agreement, Restricted Share Agreement, or other document evidencing the Award, that upon a "Change of Control" of the Company (as that term may be defined therein), (i) Options (and share appreciation rights) immediately vest and become fully exercisable, (ii) restrictions on Restricted Shares lapse and the shares become fully vested, and (iii) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the applicable document evidencing such Award. For purposes of this Plan, a "Change of Control" shall mean an event described in the applicable document evidencing the Award or such other event as determined in the sole discretion of the Board of Directors of the Company. The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and share appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the Participant or Holder, and such Participant or Holder shall receive, with respect to each Share subject to such Option or share appreciation right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option or share appreciation right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

8.8.    Employment Violation.    Each Share Option Agreement evidencing an Option granted hereunder shall include and be subject to the following terms:

  (a)    The terms of this Section 8.8 shall apply to the Option if the Optionee is or shall become subject to an employment agreement with the Company.

  (b)    If the Optionee materially breaches his or her employment agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of such employment agreement shall apply to the Optionee (each an "Employment Violation"), the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of the Option, if any, whether vested or unvested, and (ii) payment by the Optionee to the Company of the Recapture Amount (as defined below). Such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate Optionee's employment if not already terminated, seek injunctive relief and additional monetary damages.

  (c)    "Recapture Amount" shall mean the gross gain realized or unrealized by the Optionee upon each exercise of his Option during the period beginning on the date which is twelve (12) months prior to the date of the Optionee's Employment Violation and ending on the date of computation (the "Look-back Period"), which gain shall be calculated as the sum of:

    (i)  if the Optionee has exercised any portion of his Option during the Look-back Period and sold any of the Shares acquired on exercise thereafter, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which the Option was exercised and which were sold at such sales price; plus

    (ii)  if the Optionee has exercised any portion of his Option during the Look-back Period and not sold any of the Shares acquired on exercise thereafter, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company's written notice of its exercise of its rights under this Section 8.8, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Optionee to the Company of the Recapture Amount determined pursuant to subclause (ii) above, the Optionee, in his or her discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

With respect to any other Awards granted hereunder, the terms of any Restricted Share Agreement, share appreciation right, Share Purchase Award or any other document evidencing an Award under the Plan, may include comparable provisions to those set forth in this Section 8.8.

8.9.    Other Provisions.    (a) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(b)    A Participant shall have no right as a shareholder until he or she becomes the holder of record.

(c)    The Committee's designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

8.10.    Terms of Option Grant.    Notwithstanding anything in this Plan to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and the Committee has the discretion to modify the terms and conditions of an Option after grant as long as the rights of the Optionee are not impaired unless the Optionee otherwise consents, provided, however,that in no instance may the term of an ISO exceed the maximum term established pursuant to Section 4.5 above.

8.11.    Repricing of Options and Share Appreciation Rights.    Except as provided in Section 8.6 above, the exercise price of an Option or share appreciation right granted hereunder may not be reduced after such Option or share appreciation right has been granted to a Participant.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1.    General.    (a) Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify as "performance-based compensation"(as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code

("Performance-Based Awards"). Awards shall only qualify as Performance-Based Awards if, among other things, at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Section 162(m) of the Code and the regulations thereunder).

(b)    Performance-Based Awards may be granted to Participants who are executive officers or key employees of the Company or a parent or subsidiary ("Key Employees") at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each Key Employee. Such Performance-Based Awards may take the form of, without limitation, cash, Shares or any combination thereof.

(c)    The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of such Performance-Based Awards that will be paid out to the Key Employees, and may attach to such Performance-Based Awards one or more restrictions. The maximum amount of Performance-Based Awards (other than Options or share appreciation rights) to be awarded to any Key Employee during any fiscal year of the Company shall be $1,000,000. The maximum amount of Performance-Based Awards that are Options or share appreciation rights that may be awarded to any Key Employee during any fiscal year of the Company is Options or share appreciation rights covering up to 750,000 Shares.

9.2.    Other Awards.    Either the granting or vesting of Performance-Based Awards (other than Options or share appreciation rights) granted under the Plan shall be subject to the achievement of a performance target or targets, as determined by the Committee in its sole discretion, based on one or more of the performance measures specified in Section 9.3 below. With respect to such Performance-Based Awards:

    (1)  the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual Key Employees or class of Key Employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

    (2)  no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Key Employee for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

    (3)  after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

9.3.    Performance Measures.    The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs.

ARTICLE 10.

MISCELLANEOUS

10.1.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable Federal, State and local taxes required to be paid as a result of (i) the grant of any Award, (ii) the exercise of an Option or share appreciation rights, (iii) the delivery of shares or cash, or lapse of any restrictions, in connection with Restricted Share Awards or (iv) any other event occurring pursuant to this Plan. The Company or any subsidiary or affiliate thereof shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its subsidiaries or affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay withholding taxes, the Payee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Payee pursuant to the Plan having an aggregate Fair Market Value equal to the withholding taxes.

10.2.    Right of Discharge Reserved.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director or other individual the right to continue in the employment or service of the Company or any subsidiary or affiliate of the Company or affect any right that the Company or any subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Options under the Plan) any such employee, Director or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any subsidiary or affiliate of the Company to the employee, Director, advisor or consultant.

10.3.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any subsidiary or affiliate of the Company except as may be determined by the Committee or by the Directors or directors of the applicable subsidiary or affiliate of the Company.

10.4.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or Optionee by the Company, nothing contained herein shall give any such Participant or Optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

10.5.    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

10.6.    Gender and Number.    In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as "his or her," any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

10.7.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

10.8.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the Board of Directors. Notwithstanding the foregoing, no Option intended to qualify as an ISO shall be granted hereunder until the Plan shall be approved by the holders of a majority of the shares entitled to vote thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time prior to April 28, 2013, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

10.9.    Captions.    The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

10.10.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

10.11.    Successors and Assigns.    This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company, Optionees and Participants.

ACTIVISION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

        The undersigned Stockholder of Activision, Inc., a Delaware corporation (the "Company"), hereby appoints Robert A. Kotick and Brian G. Kelly and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 18, 2003 at the Peninsula Hotel, 9882 South Santa Monica Blvd., Beverly Hills, CA 90212, and at any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. The undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

1.
The election of the following persons as Directors of the Company to serve for the respective terms as set forth in the accompanying Proxy Statement.

FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	*EXCEPTIONS ☐

Nominees: Robert A. Kotick, Brian G. Kelly, Ronald Doornink, Kenneth L. Henderson, Barbara S. Isgur, Steven T. Mayer and Robert J. Morgado (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions

2.
The approval of the amendment to the Amended and Restated Certificate of Incorporation.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

3.
Approval of the adoption of the Activision 2003 Incentive Plan.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

4.
Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending March 31, 2004.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

5.
To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING
Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.
Dated	,2002

Signature

Signature, if held jointly

Votes must be indicated by filling in (x) in black or blue ink.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

QuickLinks

GENERAL
RECORD DATE AND QUORUM
REQUIRED VOTES
PROXIES
COSTS OF PROXY SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
Services Provided by the Independent Auditors
Fiscal 2003 Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees
PROPOSAL 2
PROPOSAL 3 APPROVAL OF THE ADOPTION OF THE ACTIVISION 2003 INCENTIVE PLAN
PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS
ACTIVISION, INC. AUDIT COMMITTEE CHARTER
I. ORGANIZATION
II. STATEMENT OF POLICY
III. MEETINGS
IV. RESPONSIBILITIES
ACTIVISION, INC. 2003 INCENTIVE PLAN
RECITALS
ARTICLE 1. PURPOSE OF THE PLAN
ARTICLE 2. SHARES SUBJECT TO AWARDS
ARTICLE 3. ELIGIBILITY AND ADMINISTRATION
ARTICLE 4. OPTIONS
ARTICLE 5. SHARE APPRECIATION RIGHTS
ARTICLE 6. RESTRICTED SHARES AND RESTRICTED SHARE UNITS
ARTICLE 7. DEFERRED SHARE AWARDS
ARTICLE 8. GENERALLY APPLICABLE PROVISIONS
ARTICLE 9. PERFORMANCE-BASED AWARDS
ARTICLE 10. MISCELLANEOUS
ACTIVISION, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS